                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  PHYCOR, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1) Title of each class of securities to which transaction applies:
         PhyCor, Inc. Common Stock, no par value.

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $___________

     (4) Proposed maximum aggregate value of transaction: $__________

     (5) Total fee paid: $__________

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

                                      LOGO
                      30 BURTON HILLS BOULEVARD, SUITE 400
                           NASHVILLE, TENNESSEE 37215



Dear Shareholder of PhyCor, Inc.:

         You are cordially invited to attend a special meeting of the shareholders of PhyCor, Inc. ("PhyCor" or the "Company") to be held on ____________ ___, 1999, beginning at 10:00 a.m. Central Time, at
___________________ ____________ Nashville, Tennessee. The purpose of the special meeting is to consider and vote upon the sale and issuance by PhyCor of $266,389,621 aggregate principal amount at final maturity of PhyCor's Series B Zero Coupon Convertible Subordinated Notes due 2014 (the "Series B Notes") to Warburg, Pincus Equity Partners, L.P. and certain affiliated entities (the "Investors").

         On September 3, 1999, PhyCor issued and sold $266,389,621 aggregate principal amount at maturity of Series A Zero Coupon Convertible Subordinated Notes due 2014 (the "Series A Notes") to the Investors pursuant to a Securities Purchase Agreement, dated June 15, 1999, as amended August 23, 1999, between PhyCor and the Investors (the "Purchase Agreement"). At the special meeting, you will be asked to vote upon a proposal (the "Notes Proposal") to issue and sell the Series B Notes to the Investors pursuant to the Purchase Agreement. The Series B Notes are non-voting, have a 6.75% yield and are convertible into shares of PhyCor's common stock, no par value, at a price of $6.67 per share, subject to adjustment as provided in the Purchase Agreement. The proceeds from the sale of the Series B Notes to the Investors will be used to repay outstanding indebtedness of PhyCor under its revolving credit facility, to fund PhyCor's $100 million securities repurchase program and for other corporate purposes, including possible strategic initiatives.

         The board of directors of PhyCor believes that the sale of the Series B Notes is in the best interests of PhyCor's shareholders and recommends that the shareholders vote FOR the Notes Proposal at the special meeting. Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to the Company in connection with the issuance of the Series A and Series B Notes, has delivered to the PhyCor board of directors a written opinion dated, September 2, 1999, to the effect that as of the date of the opinion and based upon and subject to the matters stated in the opinion, the consideration to be paid to the Company for the issuance of the Series A and the Series B Notes was fair to the Company from a financial point of view.

         Approval of the Notes Proposal requires the affirmative vote of a majority of the votes cast (in person or by proxy) by the holders of PhyCor's common stock entitled to vote at the special meeting at which a quorum is present. The enclosed Notice and Proxy Statement contain details concerning the Notes Proposal. We urge you to read and consider these documents carefully. It is important that your shares be represented at the special meeting. Whether or not you plan to be at the special meeting, please be sure to sign, date and return the enclosed proxy card in the envelope provided as promptly as possible so that your shares may be represented at the special meeting and voted in accordance with your wishes.

                                   Sincerely,

                                   /s/ JOSEPH C. HUTTS
                                   JOSEPH C. HUTTS
                                   Chairman of the Board and
                                   Chief Executive Officer



                             YOUR VOTE IS IMPORTANT
                     PLEASE SIGN, DATE AND RETURN YOUR PROXY

                                  PHYCOR, INC.
                      30 BURTON HILLS BOULEVARD, SUITE 400
                           NASHVILLE, TENNESSEE 37215

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       -----------------------------------

To the Shareholders of PhyCor, Inc.:

         Notice is hereby given that a special meeting of the shareholders of PhyCor, Inc. ("PhyCor" or the "Company") will be held at ________________________, Nashville, Tennessee, on _________, _____________,
1999, beginning at 10:00 a.m. Central Time, for the following purposes:

         1. To approve the issuance of $266,389,621 aggregate principal amount at maturity of PhyCor's Series B Zero Coupon Convertible Subordinated Notes due 2014 to Warburg, Pincus Equity Partners, L.P. and certain affiliated entities (the "Investors") pursuant to a Securities Purchase Agreement dated June 15, 1999, as amended August 23, 1999, between PhyCor and the Investors (the "Notes Proposal"); and

         2. To transact such other business as may properly come before the special meeting or any adjournments thereof.

         The special meeting may be postponed or adjourned from time to time, and at any reconvened special meeting actions with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws of PhyCor.

         Only shareholders of record at the close of business on ___________ ___, 1999 are entitled to notice of, and to vote at the special meeting and any postponements or adjournments of the special meeting. Approval of the Notes Proposal requires the affirmative vote of a majority of the votes cast (in person or by proxy) by the holders of PhyCor's common stock entitled to vote at the special meeting at which a quorum is present. The Notes Proposal is more fully described in the accompanying Proxy Statement and the Appendices to the Proxy Statement, which form a part of this notice and should be read carefully by all shareholders.

         PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE SPECIAL MEETING DOES NOT ITSELF SERVE TO REVOKE YOUR PROXY.

                                 By Order of the Board of Directors,

                                 /s/ N. CAROLYN FOREHAND
                                 N. CAROLYN FOREHAND
                                 Corporate Secretary

                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                   PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND
                              THE SPECIAL MEETING.

           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


Nashville, Tennessee
__________ __, 1999

                                  PHYCOR, INC.

                                 PROXY STATEMENT
              FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                              __________ ____, 1999

         This Proxy Statement is furnished to the holders of common stock, no par value per share, of PhyCor, Inc. (the "Company" or "PhyCor") in connection with the solicitation of proxies by the board of directors of PhyCor for use at a special meeting of shareholders scheduled for __________ ___, 1999, beginning at 10:00 a.m. Central Time, at ___________________________, Nashville,
Tennessee, and at any adjournments or postponements of the special meeting.

         The board of directors has fixed ___________ ___, 1999 as the record date for determining the shareholders entitled to vote at the special meeting. Only holders of record of common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. On the record date, there were ____ holders of record of common stock and __________ shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote on each matter submitted for shareholder approval.

         On September 3, 1999, PhyCor issued and sold $266,389,621 aggregate principal amount at final maturity of its Series A Zero Coupon Convertible Subordinated Notes due 2014 (the "Series A Notes") to Warburg, Pincus Equity Partners, L.P. and certain affiliated entities (the "Investors") pursuant to a Securities Purchase Agreement, dated June 15, 1999, as amended August 23, 1999, between PhyCor and the Investors (the "Purchase Agreement"). A copy of the Purchase Agreement is attached as Appendix A to this Proxy Statement. At the special meeting, the holders of the common stock will be asked to vote upon a proposal (the "Notes Proposal") for PhyCor to issue and sell $266,389,621 aggregate principal amount at final maturity of its Series B Zero Coupon Convertible Subordinated Notes due 2014 (the "Series B Notes") to the Investors pursuant to the Purchase Agreement (collectively, the "Series A Notes" and the "Series B Notes" are referred to as the "Notes"). Each series of Notes will result in gross proceeds to PhyCor of $100 million for a total of $200 million assuming all of the Series B Notes are issued.

         The Series B Notes are non-voting, have a 6.75% yield and are convertible into 14,992,408 shares of common stock at a price of $6.67 per share, subject to adjustment as provided in the Purchase Agreement. The proceeds from the sale of the Series B Notes to the Investors will be used to repay outstanding indebtedness of PhyCor under its revolving credit facility, to fund securities repurchases under the Company's $100 million securities repurchase program and for other corporate purposes, including possible strategic initiatives.

         This Proxy Statement and the accompanying proxy card are first being mailed to the shareholders of PhyCor on or about __________ __, 1999.

         The date of this Proxy Statement is __________ _____, 1999.

                                TABLE OF CONTENTS

                                                                                                                  PAGE
THE NOTES PROPOSAL..................................................................................................4
         What Vote Is Required to Approve the Notes Proposal?.......................................................4
         What Is the Background of, and the Reasons for, the Transaction?...........................................5
         Did the Board of Directors Receive a Fairness Opinion with Respect to this Transaction?....................6
         How Will the Issuance of the Notes Affect the Rights of the Company's Existing Shareholders?...............8
         Are There Any Conditions to the Issuance of the Series B Notes?............................................8
         What Are the Terms of the Notes?...........................................................................9
                  What Obligations Does the Company Have Following the Issuance of the Notes?......................11
                  Can the Investors Convert the Notes to Common Stock of the Company?..............................15
                  Can the Company Redeem the Notes?................................................................18
                  Can a Note Holder Require the Company to Purchase Outstanding Notes?.............................18
                  Will the Company Have to Purchase Outstanding Notes Upon a Change in Control?....................18
                  Have the Notes Been Registered?..................................................................19
                  How Long Do the Company's Representations and Warranties in the Purchase Agreement Survive?......19
                  What Actions of the Company Constitute a Default Under the Purchase Agreement?...................19
                  What Are the Consequences if the Company Defaults under the Purchase Agreement?..................20
                  What Are the Consequences if the Company Breaches the Purchase Agreement?........................21
                  Can the Company Amend the Purchase Agreement, Notes or Registration Rights Agreement?............21
                  What Transaction Fees and Expenses Will be Paid by the Company?..................................22
                  Does Management Have Any Interest in the Transaction?............................................22
                  Will the Investors Have the Opportunity to Purchase Additional Shares from the Company?..........22
                  Are There Restrictions on the Investors' Ability to Transfer the Notes or Common Stock?..........23
                  Will the Investors Have Any Other Rights?........................................................24
         What Are the Tax Consequences to the Company of the Original Issue Discount Related to the Notes?.........26
         What Is the Beneficial Ownership of the Common Stock by Management and the Company's Principal
                  Shareholders?....................................................................................27
         Where Can I Obtain Additional Information About the Company?..............................................28
         What Documents Are Incorporated by Reference into the Proxy Statement?....................................29
         When Should Shareholders Submit Proposals for the Annual Meeting?.........................................29
         Who Are the Company's Independent Accountants?............................................................29
         Will Any Other Matters be Voted on at the Special Meeting?................................................30

Appendix A        Securities Purchase Agreement and Amendment to Securities Purchase Agreement among
                  PhyCor, Inc. and Warburg, Pincus Equity Partners, L.P., including certain affiliated entities .....A-1

Appendix B        Registration Rights Agreement among PhyCor, Inc. and Warburg, Pincus Equity Partners, L.P.,
                  including certain affiliated entities..............................................................B-1

Appendix C        Form of Series B Zero Coupon Convertible Subordinated Note due 2014................................C-1

Appendix D        Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated......................................D-1

                               THE NOTES PROPOSAL

         WHAT VOTE IS REQUIRED TO APPROVE THE NOTES PROPOSAL?

         The affirmative vote of a majority of the votes cast (in person or by proxy) at the special meeting at which a quorum is present is necessary for approval of the Notes Proposal. A quorum shall consist of a majority of the shares of common stock issued, outstanding and entitled to vote at the special meeting. On the record date, the directors and executive officers of PhyCor and their affiliates held approximately _________ shares of common stock, representing approximately ____% of the shares outstanding on such date. On the record date, the Investors owned ____ shares of common stock, representing approximately _____% of the shares outstanding on such date. The affiliates of PhyCor and the Investors have indicated that they intend to vote for the Notes Proposal.

         An automated system administered by the transfer agent of PhyCor will be used to tabulate the votes at the special meeting. Abstentions will be counted for purposes of constituting a quorum, but will not have the effect of a vote against the Notes Proposal. Broker non-votes will not be counted for purposes of constituting a quorum and will not affect the outcome.

         All expenses of the special meeting, including the cost of soliciting proxies, will be paid by the Company. It is expected that the solicitation of proxies will be primarily by mail. The Company's directors, officers and employees may also solicit proxies by telephone, telegraph, facsimile or personal interview. It is anticipated that banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested on behalf of the Company to forward solicitation materials to their principals to obtain authorizations for the execution of proxies. PhyCor will reimburse brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with the special meeting.

         Each signed and returned proxy will be voted in accordance with the instructions, if any, of the shareholder(s) executing the proxy. If a shareholder executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR approval of the Notes Proposal. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the special meeting by (a) executing and returning to the Company a proxy bearing a later date, (b) filing a written notice of the revocation with the Secretary of PhyCor at 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215 prior to the special meeting or
(c) attending the special meeting and voting in person.

         In the event that a quorum of the outstanding shares is not represented at the special meeting or at any adjournment of the special meeting, or, even though a quorum is so represented, in the event that sufficient votes to approve the Notes Proposal are not received, the persons named as proxies may propose and vote for one or more adjournments of the special meeting to be held within a reasonable time after the date originally set for the special meeting, and further solicitation of proxies may be made without the necessity of further notice. The persons named as proxies will vote those proxies which instruct them to vote in favor of the Notes Proposal in favor of any adjournment, and will vote those proxies which instruct them to vote against or to abstain from voting on the Notes Proposal against any adjournment. Any adjournment must be approved by a majority of the shares voting on the matter.

     THE BOARD OF DIRECTORS OF PHYCOR RECOMMENDS THAT THE SHAREHOLDERS VOTE
                           "FOR" THE NOTES PROPOSAL.

         Shareholders should consider the following summary of the Notes Proposal before voting on such proposal. The following summary is qualified in its entirety by reference to the Purchase Agreement, the form of Notes, the Registration Rights Agreement (as defined below) and the opinion of Merrill Lynch, copies of which are attached as Appendices A, B, C and D, respectively.

        WHAT IS THE BACKGROUND OF, AND THE REASONS FOR, THE TRANSACTION?

         On June 15, 1999, the Company entered into the Purchase Agreement with the Investors, providing for the issuance by the Company to the Investors of up to $404,451,562 aggregate principal amount at maturity of PhyCor's Zero Coupon Convertible Subordinated Notes due 2014. Prior to entering into the Purchase Agreement, the Company engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to assist the Company in its consideration of various strategic alternatives. On August 23, 1999, the Company and the Investors amended the Purchase Agreement to provide for the issuance to the Investors by the Company of two series of Notes, each in an aggregate principal amount at final maturity of $266,389,621. Each series of Notes is non-voting, has a 6.75% yield and is convertible into common stock at an initial price of $6.67 per share, subject to adjustment as provided in the Purchase Agreement. PhyCor will receive gross proceeds of $100 million from the issuance of each series of Notes. The issuance of the Series A Notes to the Investors closed on September 3, 1999. The issuance of the Series B Notes is subject to approval by the shareholders at the special meeting and satisfaction of other conditions discussed below.

         The issuance of the Series B Notes on the terms set forth in the Purchase Agreement, which are described more fully below, will provide the Company with additional capital to reduce the Company's outstanding indebtedness under its credit facility, to fund its securities repurchase program and to be utilized for other corporate purposes, including possible strategic initiatives. The board of directors believes that the issuance of the Series B Notes will provide the Company with increased flexibility relative to its current capital structure. The capital markets environment for healthcare services companies has been increasingly difficult and uncertain in 1999. The board of directors believes that the benefit of this increased financial flexibility to the Company outweighs the dilutive effect of the Series B Notes issuance to the shareholders. After considering several options, the Company's board of directors determined that the issuance of the Notes is in the best interests of the Company and its shareholders and therefore recommends that the shareholders vote for the Notes Proposal.

         On June 11, 1999, the Company's board of directors unanimously approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement. The board unanimously approved the amendment to the Purchase Agreement and the Notes Proposal and transactions contemplated by each at the August 20, 1999 and August 23, 1999 meetings of the board.

         DID THE BOARD OF DIRECTORS RECEIVE A FAIRNESS OPINION WITH RESPECT TO THIS TRANSACTION?

         On December 15, 1998, the Company retained Merrill Lynch to act as its exclusive financial advisor in connection with the exploration of various strategic alternatives available to the Company. In connection with the engagement, the Company requested from Merrill Lynch a written opinion with respect to the proposed consideration to be paid to the Company for the issuance of the Notes pursuant to the Purchase Agreement. On September 2, 1999, Merrill Lynch delivered to the Company's board of directors its written opinion to the effect that based upon the assumptions made, matters considered and limits of review set forth in the opinion, the proposed consideration to be paid to the Company for the issuance of the Notes, was fair to the Company from a financial point of view.

         A copy of the September 2, 1999 opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Merrill Lynch, is attached as Appendix D to this Proxy Statement and incorporated by reference into this description. The description of the opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. Shareholders of the Company are urged to read the Merrill Lynch opinion in its entirety. The opinion is addressed to the Company's board of directors and does not constitute a recommendation to any holder of the Company's common stock as to how the holder should vote or otherwise act in respect of the Notes Proposal. The consideration for the issuance of the Notes was determined on the basis of negotiations between the Company and the Investors and was approved by the Company's board of directors.

           In connection with the preparation of its opinion, Merrill Lynch, among other things:

           1. reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1999 and June 30, 1999;

           2. reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company furnished to Merrill Lynch by the Company;

           3. conducted discussions with members of senior management of the Company concerning its business and prospects;

           4. reviewed the historical market prices and trading activity for the Company and compared them with those publicly traded companies which Merrill Lynch deemed to be reasonably similar to the Company;

           5. compared the proposed financial terms of the Notes issuance with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant;

           6. considered certain pro forma financial effects of the Notes issuance on the Company;

           7. reviewed the Purchase Agreement dated June 15, 1999 and the amendment to the Purchase Agreement dated August 23, 1999;

           8. reviewed the Registration Rights Agreement in the form attached to the Purchase Agreement dated June 15, 1999; and

           9. reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary.

           In preparing its opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company. Merrill Lynch did not independently verify such information or undertake an independent appraisal of the assets or liabilities of the Company. With respect to the financial forecasts furnished by the Company, Merrill Lynch assumed that the forecasts had been reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

           In arriving at its fairness determination, Merrill Lynch considered the pro forma effects of the issuance of the Notes on the Company's financial statements and its ownership structure, the results of a theoretical pricing analysis of the Notes and a premium analysis. Merrill Lynch did not attribute any particular weight to any factor or analysis considered by it and made its fairness determination on the basis of its experience and professional judgment. Merrill Lynch was not asked to consider, and its opinion does not in any manner address, the value of the Company's common stock or the prices at which the Company's common stock will actually trade following the issuance of the Notes.

           The Company's board of directors selected Merrill Lynch to act as its financial advisor and to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the issuance of Notes and because it is familiar with the Company and its business. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

           Pursuant to letter agreements dated December 15, 1998 and June 11, 1999, the Company paid Merrill Lynch a fee in cash equal to $100,000 upon signing of the December 15, 1998 letter and $4,250,000 following the closing of the Series A Notes. The fee paid to Merrill Lynch was not contingent upon the contents of the opinion delivered. In addition, the Company agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and related persons against liabilities arising out of or in conjunction with its rendering of services under its engagement, including liabilities under the federal securities laws.

           In the ordinary course of its trading, brokerage and financing activities, Merrill Lynch or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of its customers, in equity securities of the Company.

         HOW WILL THE ISSUANCE OF THE NOTES AFFECT THE RIGHTS OF THE COMPANY'S EXISTING SHAREHOLDERS?

         The holders of the Notes will have certain rights which are superior to those of the holders of the Company's common stock. In addition, the issuance of the Notes, and the Notes' potential conversion into common stock, may affect the market price of the Company's common stock. Shareholders should consider the following factors in determining whether to vote for the Notes Proposal:

         - The Notes will have a prior claim against the Company's assets ahead of the common stock in the event of a liquidation or bankruptcy.

         - Current shareholders are subject to the risk of substantial dilution to their interests which may result from the conversion of the Notes. If the Notes are converted, current shareholders will own a smaller percentage of the outstanding common stock of the Company.

         - Prior to the issuance of the Series A Notes, the Investors owned approximately 10.0% of the Company's common stock. If the Investors were to convert all the Series A Notes into 14,992,408 shares at a conversion price of $6.67 per share, the Investors would own approximately 25.0% of the common stock of the Company based on the shares outstanding as of September 22, 1999.

         - Assuming that the Notes Proposal is approved by the shareholders and all of the Series B Notes are issued, if the Investors were to convert all outstanding Notes into 29,984,816 shares at a conversion price of $6.67 per share, the Investors would own approximately 35.7% of the common stock based on the shares outstanding as of September 22, 1999. In the event the Company and the Investors mutually agree to issue less than all the Series B Notes, the Investors will have the opportunity to purchase shares of the Company's common stock subject to limitations as described in this Proxy Statement. See "Will the Investors Have the Opportunity to Purchase Additional Shares from the Company?".

         ARE THERE ANY CONDITIONS TO THE ISSUANCE OF THE SERIES B NOTES?

         The obligation of the Investors to purchase the Series B Notes is subject to the satisfaction or waiver of the following conditions prior to the closing of the Series B Notes:

         (1) the shareholders of the Company shall have approved the issuance of the Series B Notes;

         (2) the representations and warranties of the Company contained in the Purchase Agreement shall be true and correct in all material respects on the Series B closing date;

         (3) the Company shall have performed in all material respects all agreements to be performed by it under the Purchase Agreement, and no "default" or "event of default" (as defined in the Purchase Agreement) shall exist on the Series B closing date;

         (4) no injunction or order shall prohibit consummation of the transaction;

         (5) the Company shall have delivered to the Investors the certificates and an opinion of counsel specified in the Purchase Agreement;

         (6) the Company shall not have experienced any development that is reasonably likely to have a "material adverse effect" (as defined in the Purchase Agreement) on the Company;

         (7) all consents, waivers, licenses and approvals required in connection with the Purchase Agreement shall be in full force and effect on the Series B closing date; and

         (8) the Registration Rights Agreement shall be in full force and effect.

         The obligation of the Company to sell the Series B Notes is subject to the satisfaction or waiver of the following conditions prior to the closing of the Series B Notes:

         (1) the shareholders of the Company shall have approved the issuance of the Series B Notes;

         (2) the representations and warranties of the Investors contained in the Purchase Agreement shall be true and correct in all material respects on the Series B closing date;

         (3) the Investors each shall have performed in all material respects all agreements to be performed by it under the Purchase Agreement;

         (4) no injunction or order shall prohibit consummation of the transaction;

         (5) the Investors each shall have delivered to the Company an officer's certificate as specified in the Purchase Agreement; and

         (6) all consents, waivers, licenses and approvals required in connection with the Purchase Agreement shall be in full force and effect on the Series B closing date.

         WHAT ARE THE TERMS OF THE NOTES?

         Purchase Price. The Investors will purchase the Notes for an issue price of $375.39 (the "Issue Price") per $1,000 aggregate principal amount ("Principal Amount at Final Maturity") resulting in an original issue discount of $624.61. The original issue discount shall accrue at 6.75% per annum, commencing on the date of issuance.

         Maturity. The Series A Notes will mature on September 3, 2014. The Series B Notes will mature fifteen years after the Series B closing date.

         Interest. The Notes shall not bear periodic interest, except that if the principal or any portion thereof is not paid when due, the overdue amount shall bear interest at the rate of 10.0% per annum, compounded annually.

         Subordination. The Notes are general unsecured obligations of the Company and are subordinate in right of payment to the Company's senior indebtedness. Generally, the Company may make scheduled payments on account of outstanding Notes (including payments of principal, premium and interest) unless
(1) the Company is in default on any payments of principal, premium or interest on any senior indebtedness, or (2) the Company is in default of a term or condition of any senior indebtedness, other than a payment default, that gives rise to a non-payment period as described below.

         If the Company defaults in the payment of principal, premium or interest on senior indebtedness beyond any applicable grace period, the Company shall not pay principal, premium or interest on the Notes and shall not repurchase, redeem or otherwise retire any Notes unless the amount of the senior indebtedness then due has been paid in full or provision made for payment in a manner reasonably satisfactory to the holders of the senior indebtedness, or the default has been cured or waived or ceases to exist.

         If the Company defaults on the senior indebtedness, other than a payment default, that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness and the Company receives notice of the non-payment event of default occurrence, then the Company shall not make payment on or redeem the Notes for a specified period (the "Payment Blockage Period"). The Payment Blockage Period begins when the Company receives notice of the payment blockage and ends (subject to any other payment blockage that may be in effect) (1) 180 days after the date of the payment blockage notice (2) the date the non-payment event of default has been cured or waived in writing or ceases to exist or the senior indebtedness has been discharged, or (3) the date the Payment Blockage Period has been terminated by written notice to the Company from the holders of the senior indebtedness initiating the Payment Blockage Period, after which, in case of clause (1), (2) or (3), as the case may be, the Company will resume making any and all required payments. Only one Payment Blockage Period may be commenced within any consecutive 365-day period, and a Payment Blockage Period may not extend beyond 179 days.

         In the event that any principal payment on the Notes is made by the Company and received by any holder after a default under any senior indebtedness, then, unless and until the amount of the senior indebtedness then due has been paid in full in cash, or provision made for the payment of the senior indebtedness or the default has been cured or waived, the payment will be held in trust for the benefit of, and will be immediately paid over to, the holders of senior indebtedness.

         Generally, upon any payment or distribution of the assets of the Company of any kind or character to creditors upon any dissolution, total or partial liquidation or reorganization of the Company, then all senior indebtedness shall first be paid in full, in cash or have provision made for the payment in a manner reasonably satisfactory to the holders of the senior indebtedness before any payment is made on account of the Notes.

         The term "senior indebtedness" includes the following:

         (1) the principal of and premium, if any, and interest on the following, whether presently outstanding or hereafter incurred or created: all indebtedness or obligations of the Company for money borrowed (other than that evidenced by the Notes) or assets acquired and which is evidenced by a note, bond, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business) including securities;

         (2) all obligations constituting Bank Debt (as defined in the Indenture, dated as of February 15, 1996, between the Company and First American National Bank, relating to the Company's 4.5% Convertible Subordinated Debentures due 2003);

         (3) all obligations of the Company: (a) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (b) under interest rate swaps, caps, collars, options and similar arrangements, and (c) under any foreign exchange contract, currency swap agreement, futures contract, currency option contract, or other foreign currency hedge;

         (4) all obligations for the payment of money relating to a capitalized lease obligation;

         (5)      any liabilities of others described in the preceding clauses
                  (1), (2), (3) and (4) which the Company has guaranteed or which are otherwise its legal liability; and

         (6) renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee.

         The Notes will rank pari passu with the Company's 4.5% Convertible Subordinated Debentures due 2003 and any subordinated indebtedness of the Company previously issued in connection with clinic acquisitions. As of September 22, 1999, the Company's senior indebtedness totaled approximately $291.3 million.

         WHAT OBLIGATIONS DOES THE COMPANY HAVE FOLLOWING THE ISSUANCE OF THE NOTES?

         Reporting Requirements. Under the Purchase Agreement as long as the Investors, individually or in the aggregate, beneficially own at least 15% of the outstanding shares of common stock, the Company is required to deliver to the Investors unaudited monthly and quarterly reports consisting of a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as of the close of each month or quarter and covering operations for each month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of each month or quarter, all in reasonable detail and prepared in accordance with generally accepted accounting principles, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

         The Company is also required to provide the Investors with annual statements consisting of consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of each year and consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and any subsidiaries for each year, all in reasonable detail and accompanied by an opinion of a "Big 5" public accounting firm selected by the Company.

         The Company must also provide the following information:

         (1) an annual budget for the Company in a form consistent with the Company's past practice;

         (2) one copy of each financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, and one copy of each financial statement, report, notice or proxy statement sent by the Company to shareholders generally or filed with the Securities and Exchange Commission (the "Commission");

         (3) one copy of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) with respect to the above documents filed by the Company or any subsidiary with the Commission or any successor agency or any foreign regulatory authority performing functions similar to the Commission;

         (4) one copy of any press release issued by the Company or any subsidiary; and

         (5) one copy of any material of any nature whatsoever prepared by the Commission or any successor agency or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

         The Company also is required to furnish the Investors with any other data and information the Investors may reasonably request. In connection with each delivery of financial statements or reports required to be furnished above, a certificate of a senior financial officer stating that, based upon such examination or investigation and review of the Purchase Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion, no default or event of default has occurred during such period, or, if any default or event of default has occurred, specifying the nature and period of existence of the default and what action the Company has taken, is taking or proposes to take with respect to the default.

         Inspection. As long as the Investors, individually or in the aggregate, beneficially own at least 15% of the outstanding shares of common stock, the Company must permit the Investors and their representatives and agents to visit and inspect any of the properties of the Company and its subsidiaries, to examine all of its books of account, records, reports and other papers not contractually required of the Company to be kept confidential or secret, and to discuss the Company's affairs, finances and accounts with its officers, directors, key employees and independent public accountants.

         Takeover Statute. If any corporate takeover statute under the laws of the State of Tennessee (except any health maintenance organization or insurance change of control statute) becomes applicable to the transactions contemplated by the Purchase Agreement, the Company must grant any necessary approvals and take any necessary actions, to ensure that the transactions may be consummated as promptly and as practicable on the terms contemplated by the Purchase Agreement and act to eliminate or minimize the effects of the takeover statute on the transactions contemplated by the Purchase Agreement. If any takeover statute of any state other than the State of Tennessee shall become applicable to the transactions contemplated by the Purchase Agreement, the Company shall use its reasonable efforts to grant any necessary approvals and take any necessary actions so that the transactions contemplated by the Purchase Agreement may be consummated as promptly and as practicable on the terms contemplated by the Purchase Agreement and act to eliminate or minimize the effects of the statute or regulation on the transactions contemplated by the Purchase Agreement.

         Rights Agreement. If the transactions contemplated by the Purchase Agreement would result in the occurrence of a "distribution date" under the Rights Agreement, dated as of February 18, 1994 between the Company and First Union National Bank of North Carolina (the "Rights Agreement"), cause any Investor to become an "acquiring person" under the Rights Agreement or cause the exercise of any "right" issued pursuant to the Rights Agreement or the issuance or exercise of any "rights certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

         Hart-Scott-Rodino Filing. At the request of any of the Investors, the Company will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott-Rodino Act with respect to the conversion of the Notes.

         Board Nominees. For so long as the Notes are outstanding and owned by one or more of the Investors, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the board of directors two individuals designated by the Investors who are either general partners of Warburg Pincus & Co., a New York general partnership ("WP"), or who are otherwise reasonably acceptable to the Company ("Approved Designees"). For so long as the Investors, individually or in the aggregate, own beneficially at least 10.0% of the outstanding shares of common stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the board of directors at least one individual designated by the Investors, who shall be an Approved Designee; provided, however, that in the event the Investors, individually or in the aggregate, own beneficially more than 10% but less than 12.5% of the outstanding shares of common stock, the Investors are only entitled to designate an Approved Designee if the Investors, individually or in the aggregate, own at least 50% of the shares of common stock beneficially owned by them on the date six months following September 3, 1999. Any vacancy created by the death, disability, retirement or removal of any Approved Designee may be filled by the Investors.

         Use of Proceeds. The issuance of the Series B Notes will result in net proceeds to the Company of approximately $99.5 million. The Company will use the net proceeds to repay existing debt under its credit facility, to repurchase shares of common stock under its securities repurchase program and for other corporate purposes, including possible strategic initiatives. Any repurchases of common stock using proceeds from the Notes must be approved by the board of directors, comply with all applicable laws, be made within 12 months of the special meeting and, assuming the Series B Notes are issued, not exceed the sum of $10,000,000 plus the aggregate proceeds to the Company from the sale of Series B Notes. Notwithstanding the foregoing, nothing in the Purchase Agreement prohibits, restricts or limits the Company's ability to effect its securities repurchase program as long as the repurchase program uses funds other than those from the proceeds of the Notes, and is completed within 24 months of the later of the issuance of the Series A Notes and the issuance of the Series B Notes.

         Compliance with Laws. Under the Purchase Agreement, the Company is obligated to comply with all laws, ordinances or governmental regulations, to maintain all certificates, permits, franchises and other governmental authorizations necessary to its business, to maintain insurance for its properties and businesses customary within its industry, and to maintain its properties and assets in good working order. Any failure to do so would constitute an event of default under the Purchase Agreement.

         Business. For as long as the Notes are outstanding, unless the prior written consent of the Investors has been obtained, the Company will continue to engage in business of the same general type as currently conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business.

         Dividends. For so long as the Notes are outstanding, without the Investors' prior written consent, the Company will not take any of the following actions:

         (1) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, capital stock of the Company;

         (2) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company, other than purchases of common stock permitted under the Purchase Agreement and the Company's securities repurchase program; or

         (3) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, capital stock of any subsidiary (other than with respect to any such capital stock held by the Company or any wholly owned subsidiary) or purchase, redeem or otherwise acquire or retire for value any capital stock of any subsidiary (other than capital stock held by the Company or any wholly owned subsidiary).

         CAN THE INVESTORS CONVERT THE NOTES TO COMMON STOCK OF THE COMPANY?

         Right to Convert. A holder of a Note may convert the Note for common stock at any time prior to maturity. The number of shares of common stock issuable upon conversion of a Note per $1,000 of Principal Amount at Final Maturity (the "Conversion Rate") shall initially be 56.280, subject to adjustment as described below and in the Purchase Agreement. A holder may convert a portion of the Principal Amount at Final Maturity of a Note if the portion is a multiple of $1,000.

         Conversion Procedures. As soon as practicable, but in no event later than the seventh business day after the date the holder converts the Note, the Company must deliver to the holder a certificate for the number of full shares of common stock issuable upon the conversion and cash in lieu of any fractional share. The person in whose name the certificate is registered will be treated as a shareholder of record on and after the conversion date. Upon conversion of a Note, the person will no longer be a holder of the Note.

         On conversion of a Note, the original issue discount attributable to the period from the issue date of the Note to the conversion date will not be canceled or forfeited, but rather will be deemed to be paid in full to the holder through delivery of the common stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted.

         If a holder converts more than one Note at the same time, the number of shares of common stock issuable upon the conversion will be based on the Principal Amount at Final Maturity of the Notes converted. Upon surrender of a Note that is converted in part, the Company will execute and deliver to the holder a new Note in a denomination equal in Principal Amount at Final Maturity to the unconverted portion of the Note surrendered.

         Cash Payments in Lieu of Fractional Shares. The Company can not issue a fractional share of common stock upon conversion of a Note. Instead the Company will deliver cash for the current market value of the fractional share.

         Taxes on Conversion. If a holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of common stock upon the conversion. However, the holder must pay any tax which is due because the holder requests the shares to be issued in a name other than the holder's name. The Company may refuse to deliver the certificates representing the common stock being issued in a name other than the holder's name until the Company receives a sum sufficient to pay any tax which becomes due because the shares are to be issued in a name other than the holder's name.

         Company to Provide Stock. The Company will, prior to issuance of any Series B Notes under the Purchase Agreement, and from time to time as may be necessary, reserve out of its authorized but unissued common stock a sufficient number of shares of common stock to permit the conversion of the Series B Notes.

         All shares of common stock delivered upon conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued and fully paid and nonassessable and free from preemptive rights and free of any lien or adverse claim.

         The Company must comply with all federal and state securities laws regulating the order and delivery of shares of common stock upon the conversion of Notes, if any, and must list or quote all such shares of common stock on each United States national securities exchange or over-the counter or other domestic market on which the common stock is then listed or quoted.

         Adjustment of Conversion Rate.

         A. The Conversion Rate will be adjusted from time to time by the Company as described in the Purchase Agreement if the Company:

               - pays a dividend or other cash distribution on its "voting stock" (as defined in the Purchase Agreement), or makes a distribution in shares of its voting stock;

               - subdivides its outstanding voting stock into a greater number of shares;

               - combines its outstanding voting stock into a smaller number of shares;

               - issues or sells any shares of its common stock for a consideration per share less than the average "market price" (as defined in the Purchase Agreement) for the 10 trading days immediately preceding the issuance or sale;

               - grants certain options to purchase common stock or issues any securities convertible into or exchangeable for common stock having an exercise or conversion price less than the market price immediately prior to such grant or issuance;

               - makes a tender offer for all or any portion of any class of its voting stock that requires the payment to shareholders of an aggregate consideration having a fair market value that, combined with the consideration payable in any other tender offer or any other distribution of cash to the shareholders by the Company in the preceding 12 months, exceeds 10% of the product of the market price and the number of outstanding shares of voting stock; or

               - settles the shareholder securities litigation referred to in the Purchase Agreement or the Company otherwise is liable to make after-tax payments in an amount (including the costs of any supplemental insurance policies obtained after the Series A Notes closing) in excess of the sum of (1) $10 million on a pre-tax basis plus (2) the benefits to the Company under any supplemental insurance policies obtained after the Series A Notes closing.

         B. The Conversion Rate will not be adjusted as a result of any common stock issued, issuable or deemed outstanding under any of the following circumstances:

               - to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the

          Company or its subsidiaries in effect on the date of issuance of the Notes or adopted by the board of directors (or physicians or providers contracting with the Company or any of its subsidiaries);

               - pursuant to options, warrants and conversion rights in existence on the date of issuance of the Notes;

               - on conversion of a Note; or

               - in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's common stock, options or convertible securities.

         When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect provided that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

         When No Adjustment Required. No adjustment need be made for rights to purchase voting stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the voting stock. To the extent the Notes become convertible into cash, assets, property or Notes (other than capital stock of the Company), no adjustment need be made to the cash, assets, property or the Notes. Interest will not accrue on the cash.

         Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company will promptly mail to holders a notice of the adjustment. The certificate will, absent manifest error, be conclusive evidence that the adjustment is correct.

         Voluntary Increase. The Company may make increases in the Conversion Rate, in addition to those required by the Purchase Agreement, as the board of directors considers to be advisable to avoid or diminish any income tax to holders of voting stock or rights to purchase voting stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Whenever the Conversion Rate is so increased, the Company will mail to holders a notice of the increase.

         Notice.  The Company will give notice to holders of the Notes if the
Company:

         (1) declares a dividend (or any other distribution) on its voting stock that requires an adjustment in the Conversion Rate pursuant to the Purchase Agreement;

         (2) authorizes the granting to all or substantially all the holders of its voting stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

         (3) reclassifies or reorganizes the voting stock of the Company (other than a subdivision or combination of its outstanding voting stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (4) the Company voluntary or involuntary is dissolved, liquidated or wound-up.

         Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (1) any reclassification or change of outstanding shares of voting stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (2) any consolidation, merger or combination of the Company with another corporation as a result of which holders of voting stock are entitled to receive stock, notes or other property or assets (including cash) with respect to or in exchange for the voting stock, or (3) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other corporation as a result of which holders of voting stock shall be entitled to receive stock, notes or other property or assets (including cash) with respect to or in exchange for the voting stock, then each Note will be convertible into the kind and amount of shares of stock and other notes or property or assets (including cash) receivable upon the above events by a holder of a number of shares of voting stock issuable upon conversion of the Notes immediately prior to the above events. Adjustments will not be made to the Conversion Rate upon these events or occurrences.

         CAN THE COMPANY REDEEM THE NOTES?

         The Notes are redeemable at the option of the Company at prices set forth in the Notes, provided that the Notes are not redeemable (1) prior to the third anniversary of a closing of the issuance of the Notes and (2) after the third anniversary of a closing and prior to the tenth anniversary of a closing unless the closing price for the common stock for a period of 10 consecutive trading days commencing 20 trading days before the date of the Company's notice of its intent to redeem the Notes was at least 150% of the conversion price then in effect.

         CAN A NOTE HOLDER REQUIRE THE COMPANY TO PURCHASE OUTSTANDING NOTES?

         On the tenth anniversary of a closing of the issuance of the respective Notes, a holder shall have the option to require the Company to purchase any outstanding Notes held by the holder at a price specified in the Notes. The Company, at its option, may pay the purchase price in cash or by the issuance and delivery of shares of common stock.

         WILL THE COMPANY HAVE TO PURCHASE OUTSTANDING NOTES UPON A CHANGE IN CONTROL?

         For purposes of the Purchase Agreement, a "change of control" with respect to the Company is defined as a circumstance in which:

          (1) any person or "group", other than any of the Investors or a "group" which includes any of the Investors, becomes the beneficial owner of more than 50% of the total voting power of the Company, or has the right or the ability by voting contract or otherwise to elect or designate for election a majority of the Company's board of directors;

          (2) the Company consolidates with or merges into any other person or transfers, sells or leases all or substantially all of its assets to any person or any person merges into the Company pursuant to a transaction in which more than 50% of the total voting power of the Company outstanding immediately prior to the effectiveness of the transaction is reclassified or changed into or exchanged for cash, securities or other property; or

          (3) during any period of two consecutive years, individuals who at the beginning of the period constituted the Company's board of directors cease to constitute a majority of the board.

         Pursuant to the Purchase Agreement, in the event of a change of control, each holder of Notes shall have the right, at its option, to require the Company to purchase the holder's Notes on the date that is 35 days after the change of control. The Company shall purchase the Notes for cash at a price equal to the Issue Price plus accrued original issue discount. No Notes may be repurchased in the event of a change of control if there has occurred and is continuing an event of default (other than a default in payment of the purchase price of the Notes upon a change of control).

         HAVE THE NOTES BEEN REGISTERED?

         The Notes have not been registered under the Securities Act and are not required to be registered. The Notes may not be resold unless they are registered, they fall within an exemption from registration under the Securities Act, or neither registration nor an exemption is required by law.

         HOW LONG DO THE COMPANY'S REPRESENTATIONS AND WARRANTIES IN THE PURCHASE AGREEMENT SURVIVE?

         All agreements, representations and warranties of the Company or any subsidiary contained in the Purchase Agreement shall survive for such period as the Notes remain outstanding and thereafter as provided in the Purchase Agreement.

         WHAT ACTIONS OF THE COMPANY CONSTITUTE A DEFAULT UNDER THE PURCHASE AGREEMENT?

         An event of default will exist under the Purchase Agreement if any of the following conditions or events occur and are continuing:

                    (a) a default by the Company in the payment of the
               principal, the price at which the Notes are to be redeemed pursuant to the Purchase Agreement or the purchase price of the Notes as described in the Notes;

                    (b) a default by the Company or any subsidiary with respect to its obligation to pay indebtedness, which default results in the acceleration of, or is a failure to pay at final maturity, indebtedness aggregating more than $10 million;

                    (c) a material failure to perform any other covenant or
               warranty of the Company in the Purchase Agreement or in the Notes, which continues for 30 days after written notice from any holder;

                    (d) final judgments or orders against the Company or any of its subsidiaries which remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith which require the payment by the Company or any of its subsidiaries of an amount (to the extent not covered by insurance) in excess of $10 million;

                    (e) the Company (1) applies for or consents to the
               appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) admits in writing its inability to pay its debts as debts become due, (3) makes a general assignment for the benefit of its creditors, (4) commences a voluntary case under any law relating to bankruptcy, insolvency or reorganization, (5) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (6) fails to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency or reorganization; or

                    (f) a proceeding or case is commenced against the Company, without the application or consent of the Company in any court of competent jurisdiction seeking (1) its liquidation, reorganization, dissolution or winding up, or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, encumbrancer or the like of it or of all or any substantial part of its assets or (3) similar relief in respect of it under any law providing for the relief of debtors, and the proceeding or case continues undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief is entered in an involuntary case under any law relating to bankruptcy, insolvency or reorganization against the Company.

         WHAT ARE THE CONSEQUENCES IF THE COMPANY DEFAULTS UNDER THE PURCHASE AGREEMENT?

         Upon the occurrence of any event of default described in (e) or (f) above, the unpaid principal amount of all Notes, together with the interest accrued on the Notes, will automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by the Company. Upon the occurrence and during the continuance of any other event of default, the holders of at least 25% of the principal amount of the Notes at the time may, by written notice to the Company, declare the principal amount of all Notes to be, and the same will become, due and payable, together with the interest accrued on the Notes, without presentment, further demand, protest or other requirements of any kind, all of which are expressly waived by the Company.

         In the event that, at any time after any Note is declared due and payable, the Company pays all arrears of interest on the Notes and all payments on account of the principal of and premium on the Notes which shall have become due otherwise than by acceleration and an additional amount sufficient to reimburse the holders of the Notes for the reasonable costs and expenses incurred in connection with any declaration, and all events of default (other than nonpayment of principal of, premium and accrued interest on Notes due and payable solely by virtue of acceleration) will be remedied or waived, then, and in every case, the holders of at least a majority of the aggregate unpaid principal amount of the Notes at the time outstanding may rescind and annul any acceleration of Notes and its consequences; but no action shall affect any subsequent default or event of default or impair any right consequent to the Notes.

         WHAT ARE THE CONSEQUENCES IF THE COMPANY BREACHES THE PURCHASE
         AGREEMENT?

         Under the Purchase Agreement, the Company has agreed, to the fullest extent permitted by applicable law, to indemnify and hold the Investors and each of their officers, directors, employees and agents (collectively the "Indemnitees" and individually an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection with the Purchase Agreement, including without limitation reasonable counsel fees and disbursements incurred by the Indemnitees as a result of, or arising out of, or relating to, any breach of any representation or warranty of the Company contained in the Purchase Agreement. The indemnification obligations of the Company under the Purchase Agreement survive payment or conversion of the Notes.

         CAN THE COMPANY AMEND THE PURCHASE AGREEMENT, NOTES OR REGISTRATION RIGHTS AGREEMENT?

         Any provision of the Purchase Agreement, the Notes or the Registration Rights Agreement may, with the consent of the Company, be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by one or more written instruments signed by the holders of a majority of the aggregate unpaid principal amount of the Notes outstanding, provided that no amendment or waiver shall: (1) change the rate or time of payment of interest on any of the Notes, change the number or the method of calculating the number of shares of common stock that may be purchased upon conversion of any Note or the Conversion Rate in respect of the common stock, without the consent of the holder of each Note so affected, or (2) modify any of the provisions of the Purchase Agreement with respect to the payment or prepayment or purchase of Notes, or change the percentage of the principal amount of the Notes the holders of which are required with respect to any amendment or to effectuate any waiver, or accelerate any Note or Notes, without the consent of the holders of all of the Notes then outstanding. No waiver will extend to or affect any obligation not expressly waived or impair any right consequent to the Notes.

         Any amendment or waiver pursuant to the Purchase Agreement will apply equally to all of the holders of the Notes and will be binding upon them, upon each future holder of any Note and upon the Company, in each case whether or not a notation was placed on any Note.

         WHAT TRANSACTION FEES AND EXPENSES WILL BE PAID BY THE COMPANY?

         The Company has agreed to pay up to $2,000,000 of the Investors' expenses in connection with the issuance of the Notes, including the fees and disbursements of counsel, provided these fees are reasonable and the Investors deliver verification of such expenses.

         DOES MANAGEMENT HAVE ANY INTEREST IN THE TRANSACTION?

         Concurrently with the Series A Notes closing, the Company's board was increased from eleven to thirteen members, and the two vacancies were filled by Rodman W. Moorhead III and Joel Ackerman, both nominees designated by the Investors. Mr. Moorhead is a Senior Managing Director and member of E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC") and a partner of WP. Mr. Ackerman is a Managing Director and member of EMW LLC and a partner of WP. Mr. Moorhead's term on the board will expire at the Company's annual meeting of shareholders in 2001, and Mr. Ackerman's term on the Board will expire at the Company's annual meeting of shareholders in 2000.

         WILL THE INVESTORS HAVE THE OPPORTUNITY TO PURCHASE ADDITIONAL SHARES FROM THE COMPANY?

         Permitted Acquisitions. In the event the shareholders fail to approve the Notes Proposal or the Company and the Investors determine that the Company shall sell less than all the Series B Notes, the Investors may acquire additional shares of the Company's common stock in open market purchases or otherwise (the "Permitted Acquisitions"). The Permitted Acquisitions are subject to the following limitations:

         (1) they must be made no later than six months after (a) a determination to sell less than all the Series B Notes or (b) the special meeting;

         (2) the number of shares acquired shall not exceed certain predetermined percentages as described in the Purchase Agreement;

         (3) the aggregate consideration for the purchases and the purchase price of any Series B Notes issued to the Investors does not exceed the difference between $100 million and the original issue discount value of the aggregate principal amount of the Series B Notes sold by the Company to the Investors; and

         (4) the total number of shares owned by the Investors shall not exceed 46% of the sum of the then outstanding common stock plus the number of shares issuable upon conversion of the issued and outstanding Notes.

         Standstill Provisions. Under the Purchase Agreement, each of the Investors and WP agreed that, for a period of five years from the date of the Purchase Agreement, neither the

Investors nor any controlled subsidiary or others with whom WP was acting in concert with will, and WP will not, for its own account, without the prior written consent of the board:

                  (1) acquire or agree to acquire, publicly offer, or make any public proposal with respect to the possible acquisition of (A) beneficial ownership of any securities of the Company in excess of the sum of (i) the number of shares of common stock beneficially owned by the Investors as of June 15, 1999, (ii) the number of shares of common stock issuable upon conversion of the Notes and (iii) the number of shares of common stock purchased by the Investors as Permitted Acquisitions, (B) any Company business or any substantial part of the Company's assets, or any subsidiary or division of the Company or successor to the Company, or (C) any rights or options to acquire any of the foregoing from any person;

                  (2) make, or in any way participate in any solicitation of proxies to vote or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

                  (3) make any public announcement with respect to any transaction or proposed or contemplated transaction between the Company or any of its security holders and the Investors or WP, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

                  (4) publicly propose or publicly disclose an intent to propose any form of business combination, acquisition, restructuring, recapitalization or other similar transaction relating to the Company;

                  (5) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to the Company in connection with any of matters referred to in clauses (1)-(4) above;

                  (6) publicly disclose any intention, plan or arrangement inconsistent with the foregoing;

                  (7) publicly request the Company, directly or indirectly, to amend or waive any provisions of this Section; or

                  (8) take any action which would be reasonably likely to require the Company to make a public announcement regarding a possible transaction involving the Company.

         In the event of a breach by the Investors and WP, the Company will be entitled to specific performance and injunctive and other equitable relief as a remedy for any such breach of the standstill provisions.

         ARE THERE RESTRICTIONS ON THE INVESTORS' ABILITY TO TRANSFER THE NOTES OR COMMON STOCK?

         No Investor shall sell, transfer or otherwise dispose of the Notes or the shares of common stock issuable upon conversion of the Notes (the "Securities") without first offering the Securities to the Company pursuant to the terms and conditions of the Purchase Agreement. The terms and conditions described in the Purchase Agreement shall not apply to transfers (1) made after the seventh anniversary of the applicable closing of the issuance of the Notes, (2) made by one Investor to any affiliate of any Investor, (3) pro rata distributions of Securities by any Investor to its partners, (4) made pursuant to Rule 144 under the Securities Act, (5) made pursuant to a merger, consolidation or similar transaction approved by the board, or (6) made to a person who would not own more than 5% of the common stock.

         WILL THE INVESTORS HAVE ANY OTHER RIGHTS?

         In conjunction with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of September 3, 1999, with the Investors (the "Registration Rights Agreement") under which holders of at least 50% in the aggregate of outstanding Registrable Securities (defined below) have the right to require, beginning 180 days after the Series A Notes closing, the Company to file a registration statement under the Securities Act to register the Registrable Securities that such holders request to be registered and to use its best efforts to have such registration statement declared effective. "Registrable Securities" means (A) shares of common stock issuable upon conversion of the Notes, (B) any additional shares of common stock acquired by the Investors and (C) any stock the Company issues as a dividend or distribution with respect to the common stock.

         If a request for registration is exercised for purposes of an underwritten offering of Registrable Securities, a holder of Registrable Securities may have its shares included in the registration statement only if it participates in the underwritten offering. If the underwriter advises the holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by shareholders other than the Investors or their permitted assigns shall be excluded from registration to the extent so required by such limitation. If after such exclusion further reductions are still required, the number of shares included in registration by each holder shall be reduced on a pro rata basis (based on each holders' total number of shares).

         The Company is obligated to effect only two registrations pursuant to the Investors' registration request. The Company is not required to register the securities in any jurisdiction which would require the execution of a general consent to service of process or if the Registrable Securities do not have an aggregate public offering price of at least $30 million as determined by the Company in good faith.

         The Company may defer filing a registration statement under a request for registration for up to 90 days after receipt of the request if the board of directors believes such registration statement would have or cause a materially adverse impact or effect on the Company or market perception of the Company or materially impede, delay or interfere with any significant financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential.

         The Company will bear the expenses incurred in connection with any registration, qualification or compliance with the Registration Rights Agreement, provided all selling expenses shall be borne by the holders on a pro rata basis.

         Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify each holder of Registrable Securities and the holder's officers, directors, partners and controlling persons against all claims, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, each selling holder has agreed to indemnify the Company, each of its directors and officers and each underwriter of the Company's securities covered by the registration statement, each person who controls the Company or the underwriter, each other shareholder and each other shareholder's controlling persons against all claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement, prospectus, offering circular or other document made by such holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the holder therein not misleading; provided, however, that the obligations of each of the holders under the Registration Rights Agreement shall be limited to an amount equal to the net proceeds to holder of securities. To the extent that any indemnification is unavailable, the Registration Rights Agreement provides for rights of contribution accruing to the party otherwise entitled to indemnification. Procedures relating to indemnification and the defense of claims are described in the Registration Rights Agreement.

         In order to permit a holder to sell Registrable Securities to the public without registration or pursuant to a "short form" registration statement, the Company has agreed to:

         (1) cause its public information with respect to the Company to be available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

         (2) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

         (3) so long as the holder own any Registrable Securities, furnish to the holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act and the Securities Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as the holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the holder to sell any such securities without registration.

         The registration rights may be assigned in whole or in part by a holder to one or more "permitted transferees" (as defined in the Registration Rights Agreement), provided not less than 2,000,000 shares of common stock are transferred to such permitted transferee, on the condition that the transferee delivers to the Company a written instrument agreeing to be bound by the obligations imposed on holders under the Registration Rights Agreement.

         WHAT ARE THE TAX CONSEQUENCES TO THE COMPANY OF THE ORIGINAL ISSUE DISCOUNT RELATED TO THE NOTES?

         The Notes will be issued with original issue discount as defined for United States federal income tax purposes. The Investors will purchase the Notes for an Issue Price of $375.39 per $1,000 Principal Amount at Final Maturity resulting in an original issue discount of $624.61. The original issue discount will accrue at 6.75% per annum. Holders of Notes will be required to include amounts of accrued interest in gross income for United States federal income tax purposes before receiving the cash to which that income is attributable. Generally, the Company is entitled to a deduction for the interest expense. However, United States federal income tax law may, under certain circumstances, postpone or limit the Company's interest deduction for the original issue discount.

         WHAT IS THE BENEFICIAL OWNERSHIP OF THE COMMON STOCK BY MANAGEMENT AND THE COMPANY'S PRINCIPAL SHAREHOLDERS?

         The following table sets forth certain information regarding beneficial ownership as of the record date (unless otherwise indicated) by (i) all directors and executive officers, (ii) each person known by the Company to be the beneficial owner of more than 5% of the common stock of the Company, and
(iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                                                            SHARES BENEFICIALLY
                                                                       PERCENTAGE           OWNED AFTER SERIES B
                                                        SHARES             OF                 ISSUANCE ASSUMING
        NAME AND ADDRESS OF BENEFICIAL               BENEFICIALLY      OUTSTANDING        CONVERSION OF ALL NOTES
                     OWNER                             OWNED(1)           SHARES         SHARES             PERCENT
                     -----                             --------           ------         ------             -------
Joseph C. Hutts(2).............................        1,928,839            2.5%       1,928,839               1.8%
Thompson S. Dent(3)............................        1,694,648            2.2        1,694,648               1.6
Derril W. Reeves(4)............................        1,643,522            2.1        1,643,522               1.6
John K. Crawford(5)............................        1,018,941            1.3        1,018,941                *
Ronald B. Ashworth(6)..........................           72,837            *             72,837                *
Sam A. Brooks, Jr.(7)..........................           90,026            *             90,026                *
Dr. Winfield Dunn(8)...........................           94,854            *             94,854                *
Sage C. Givens(9)..............................           83,976            *             83,976                *
Dr. Joseph A. Hill(10).........................          103,290            *            103,290                *
Kay Coles James (11)...........................           47,335            *             47,335                *
Dr. James A. Moncrief (12).....................          105,212            *            105,212                *
Warburg, Pincus Equity Partners, L.P.(13)(14)..       22,589,408           25.0       37,581,816              35.7
Joel Ackerman (13)(14)(15).....................       22,589,408           25.0       37,581,816              35.7
Rodman W. Moorhead III (13)(14)(15)............       22,589,408           25.0       37,581,816              35.7
Legg Mason, Inc.(16)...........................        7,498,930           10.0        7,498,930               7.1
The Prudential Insurance Company
of America(17).................................        4,148,560            5.5        4,148,560               3.9
All directors and officers as a group
(13 persons)(18)...............................       29,472,888           36.2%      44,465,296              42.2%

---------------

*        Less than 1%.
(1) Includes shares of common stock subject to options which may be exercised within 60 days of the record date. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)      Includes options to purchase 1,807,488 shares of common stock.
(3) Includes options to purchase 1,528,741 shares of common stock. Of Mr. Dent's 165,907 shares, 133,036 shares are held in four trusts by Mr. Dent for the benefit of members of his immediate family and 14,950 shares are held by his spouse.
(4)      Includes options to purchase 1,473,741 shares of common stock.
(5) Includes options to purchase 960,254 shares of common stock. Of these shares, 4,628 shares are held in trust by Mr. Crawford for the benefit of his two minor daughters, 5,000 shares are held in an IRA for his spouse and 1,000 shares are held by C.T. Investments, a general partnership.
(6) Includes options to purchase 70,500 shares of common stock and 254 shares of restricted common stock.
(7) Includes options to purchase 67,125 shares of common stock and 3,327 shares of restricted common stock.

(8) Includes options to purchase 80,626 shares of common stock and 872 shares of restricted common stock.
(9) Includes options to purchase 72,188 shares of common stock and 872 shares of restricted common stock.
(10) Includes options to purchase 72,188 shares of common stock and 872 shares of restricted common stock.
(11) Includes options to purchase 43,500 shares of common stock and 3,327 shares of restricted common stock.
(12) Includes options to purchase 72,188 shares of common stock and 3,327 shares of restricted common stock.
(13) Includes 14,992,408 shares of common stock that may be acquired upon the conversion of Series A Zero Coupon Convertible Subordinated Notes due 2014.
(14) Warburg, Pincus Equity Partners, L.P., including three related limited partnerships ("WPEP"), is an investment company. WP is the sole general partner of WPEP. WPEP is managed by E.M. Warburg, Pincus & Co., LLC ("EMW LLC"). Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC, and may be deemed to control both entities. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, NY 10017. Rodman W. Moorhead III and Joel Ackerman, directors of PhyCor, are managing directors and members of EMW LLC and general partners of WP. Messrs. Moorhead and Ackerman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by WPEP.
(15) All shares indicated as owned by Messrs. Moorhead and Ackerman are included because of their affiliation with the Warburg, Pincus entities. The address of both Messrs. Moorhead and Ackerman is 466 Lexington Avenue, New York, NY 10017. See Note 14 above. Messrs. Moorhead and Ackerman disclaim beneficial ownership of all shares owned by the Warburg, Pincus entities.
(16) Legg Mason, Inc. is an investment company. The address of Legg Mason is 100 Light Street, Baltimore, Maryland, 21202. Legg Mason Special Investment Trust, Inc. holds 7,185,000 shares. Information is as of June 30, 1999 and is derived from Commission filings.
(17) The Prudential Insurance Company is a mutual insurance company has shared voting power over 4,148,560 shares. The address of Prudential Insurance is 751 Broad Street, Newark, New Jersey 07102. Information is as of June 30, 1999 and is derived from Commission filings.
(18) Includes options to purchase 6,248,539 shares of common stock and 12,851 shares of restricted common stock.

         WHERE CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

         PhyCor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files periodic reports, proxy statements and other information with the Commission. Copies of these reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Citicorp Center, Chicago, Illinois 60601. Copies of the material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The PhyCor common stock is quoted on the Nasdaq National Market, and the reports, proxy statements and other information with respect to PhyCor can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         PhyCor was incorporated in Tennessee in January 1988. PhyCor's executive offices are located at 30

Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215, and its telephone number is (615) 665-9066.

         WHAT DOCUMENTS ARE INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT?

         This Proxy Statement incorporates documents by reference which are not presented or delivered with the Proxy Statement. Copies of these reports, proxy statements and other information filed by PhyCor, other than exhibits to such documents unless the exhibits are specifically incorporated in the Proxy Statement by reference, are available without charge, upon written or oral request, from the Secretary of PhyCor, 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215, telephone (615) 665-9066.

         The following documents previously filed by PhyCor with the Commission are incorporated by reference into this Proxy Statement:

                   1. PhyCor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                   2. PhyCor's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999; and

                   3. PhyCor's Current Report on Form 8-K filed September 7,
         1999.

         All documents filed by PhyCor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the special meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be made a part of the Proxy Statement from the date of the filing of such documents. Any statement contained in a document incorporated by reference in the Proxy Statement shall be deemed to be modified or superseded for the purpose of the Proxy Statement to the extent that a statement contained in the Proxy Statement (or in any other subsequently filed document which also is incorporated by reference in the Proxy Statement) is modified or superseded by the statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as modified or superseded.

         WHEN SHOULD SHAREHOLDERS SUBMIT PROPOSALS FOR THE ANNUAL MEETING?

         The board of directors of PhyCor will consider proposals of shareholders intended to be presented for action at PhyCor's 2000 annual meeting of shareholders. A shareholder proposal must be submitted in writing and be received at PhyCor's principal executive offices, 30 Burton Hills, Suite 400, Nashville, Tennessee 37215, no later than December 1, 1999, to be considered for inclusion in PhyCor's proxy statement and form of proxy relating to the 2000 annual meeting of shareholders. Additionally, the proxy for PhyCor's 2000 annual meeting will confer discretionary authority to vote on any shareholder proposal received by the Company after March 8, 2000.

         WHO ARE THE COMPANY'S INDEPENDENT ACCOUNTANTS?

         KPMG LLP serves as independent certified public accountants for the Company. Representatives of KPMG LLP are expected to be present at the special meeting to respond to appropriate questions.

         WILL ANY OTHER MATTERS BE VOTED ON AT THE SPECIAL MEETING?

         No business other than the Notes Proposal is expected to come before the special meeting, but should any other matter requiring a vote of shareholders arise, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interest of the Company.

         Shareholders who wish to have their shares voted are requested to sign and date the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

                                                                      APPENDIX A


                                                                  CONFORMED COPY

===============================================================================





                                  PHYCOR, INC.




                          -----------------------------

                          SECURITIES PURCHASE AGREEMENT

                          -----------------------------





               Zero Coupon Convertible Subordinated Notes due 2014

                            Dated as of June 15, 1999






================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1. ISSUANCE OF NOTES..............................................................................................1
         1.1.       Authorization; Conversion of Notes into Common Stock; Etc.....................................1
         1.2.       Purchase and Sale of Notes; the Closing.......................................................1

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................................2
         2.1.       Organization, Qualification, Authorization....................................................2
         2.2.       Capital Stock.................................................................................3
         2.3.       Incorporation, Good Standing and Ownership of Subsidiaries....................................4
         2.4.       Consents and Approvals........................................................................5
         2.5.       SEC Reports; Financial Statements.............................................................6
         2.6.       Absence of Changes............................................................................7
         2.7.       No Undisclosed Liabilities....................................................................7
         2.8.       Absence of Defaults, etc......................................................................8
         2.9.       Material Contracts............................................................................8
         2.10.      Litigation and Orders.........................................................................8
         2.11.      Compliance with Law...........................................................................9
         2.12.      Taxes........................................................................................11
         2.13.      Title to Properties..........................................................................11
         2.14.      Compliance with ERISA........................................................................12
         2.15.      Private Offering.............................................................................12
         2.16.      Investment Company Act and Holding Company Status, Etc.......................................13
         2.17.      Environmental Matters........................................................................13
         2.18.      Insurance....................................................................................14
         2.19.      Registration Rights..........................................................................15
         2.20.      Brokerage....................................................................................15
         2.21.      Takeover Statute; Rights Plan................................................................15
         2.22.      Y2K Compliance...............................................................................15

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...............................................................16
         3.1.       Purchase of Notes............................................................................16
         3.2.       Organization, Qualification, Authorization...................................................16
         3.3.       Accredited Investor Status, etc..............................................................17
         3.4.       Brokerage....................................................................................17

4. INVESTOR CLOSING CONDITIONS...................................................................................17
         4.1.       Representations and Warranties; No Default...................................................17
         4.2.       Injunction...................................................................................18



                                      (i)

         4.3.       Counsel's Opinion............................................................................18
         4.4.       Adverse Development..........................................................................18
         4.5.       Election of Directors........................................................................18
         4.6.       Consents and Approvals.......................................................................18
         4.7.       Secretary's Certificate......................................................................18
         4.8.       Officer's Certificate........................................................................19
         4.9.       Registration Rights Agreement................................................................19
         4.10.      Amendments to Bank Debt......................................................................19
         4.11.      Approval of Proceedings......................................................................19

5. COMPANY CLOSING CONDITIONS....................................................................................20
         5.1.       Representations and Warranties...............................................................20
         5.2.       Injunction...................................................................................20
         5.3.       Consents and Approvals.......................................................................20
         5.4.       Investors' Certificate.......................................................................20
         5.5.       Amendments to Bank Debt......................................................................21

6. COVENANTS.....................................................................................................21
         6.1.       Resale of Securities.........................................................................21
         6.2.       Covenants Pending Closing....................................................................21
         6.3.       Board Nominees...............................................................................22
         6.4.       Use of Proceeds..............................................................................22
         6.5.       Standstill...................................................................................23
         6.6.       Additional Purchases of Common Stock.........................................................24
         6.7.       Restrictions on Transfer.....................................................................25
         6.8.       Reasonable Efforts; Cooperation..............................................................28
         6.9.       Financial and Business Information...........................................................28
         6.10.      Inspection...................................................................................30
         6.11.      Confidentiality..............................................................................31
         6.12.      Takeover Statute.............................................................................31
         6.13.      Rights Agreement Inapplicable................................................................32
         6.14.      Hart-Scott Filings...........................................................................32
         6.15.      Conduct of Business; Negative Covenants......................................................32

7. TERMS OF NOTES; PREPAYMENTS OF NOTES; PURCHASE OF NOTES.......................................................33
         7.1.       General Terms of Notes.......................................................................33
         7.2.       Optional Redemption by the Company...........................................................34
         7.3.       Repurchase at Option of the Holder Upon a Change in Control..................................36
         7.4.       Purchase of Notes at the Option of the Holder................................................37
         7.5.       Further Conditions for Purchase at the Option of Holders Upon a Change in Control
                        and Purchase of Notes at the Option of the Holder........................................44
         7.6.       Conversion of Notes..........................................................................45


                                      (ii)

         7.7.       Adjustments to Conversion Rate...............................................................48
         7.8.       Miscellaneous Provisions Relating to Conversion..............................................57

8. DEFINITIONS...................................................................................................60
         8.1.       Definitions..................................................................................60
         8.2.       Accounting Terms.............................................................................71

9. EVENTS OF DEFAULT; REMEDIES...................................................................................71
         9.1.       Events of Default; Acceleration of Maturity and Rescission...................................71
         9.2.       Suits for Enforcement........................................................................73
         9.3.       Remedies Cumulative..........................................................................74
         9.4.       Remedies Not Waived..........................................................................74

10. SUBORDINATION OF NOTES.......................................................................................74
         10.1.      Securities Subordinated to Senior Indebtedness...............................................74
         10.2.      Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
                        Liquidation, Reorganization, etc., of the Company........................................75
         10.3.      Holders of Notes to be Subrogated to Right of Holders of Senior Indebtedness.................77
         10.4.      Obligations of the Company Unconditional.....................................................77
         10.5.      Company Not to Make Payment with Respect to Notes in Certain Circumstances...................78
         10.6.      Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of
                        Senior Indebtedness......................................................................79
         10.7.      Section 10 Not to Prevent Events of Default..................................................80

11. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; RESTRICTIVE LEGENDS TRANSFER RESTRICTIONS......................80

12. LOST, ETC., NOTES............................................................................................81

13. AMENDMENT AND WAIVER.........................................................................................81

14. TERMINATION..................................................................................................82

15. PAYMENTS.....................................................................................................83

16. CERTAIN TAXES................................................................................................83

17. MISCELLANEOUS................................................................................................84





                                     (iii)

         17.1.      Expenses.....................................................................................84
         17.2.      Reliance on and Survival of Representations..................................................84
         17.3.      Successors and Assigns.......................................................................84
         17.4.      Communications...............................................................................84
         17.5.      Consent to Jurisdiction; Service of Process; Waiver of Jury Trial............................85
         17.6.      Indemnification..............................................................................86
         17.7.      Governing Law................................................................................86
         17.8.      Headings.....................................................................................86
         17.9.      Counterparts.................................................................................86

SCHEDULE I         --  Names and Addresses of Purchasers

EXHIBIT A          --  FORM OF NOTE
EXHIBIT B          --  FORM OF OPINION OF SPECIAL COUNSEL
                              TO THE COMPANY
EXHIBIT C          --  FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D          --  FORM OF OFFICERS' CERTIFICATE OF THE COMPANY
SCHEDULE 2.2B      --  LIENS ON SHARES ISSUED UPON CONVERSION OF THE NOTES
SCHEDULE 2.2C      --  OUTSTANDING CONVERTIBLE SECURITIES,
                              OPTIONS, ETC.
SCHEDULE 2.3       --  SIGNIFICANT SUBSIDIARIES
SCHEDULE 2.4       --  CONSENTS AND APPROVALS
SCHEDULE 2.6       --  ABSENCE OF CHANGES
SCHEDULE 2.7       --  UNDISCLOSED LIABILITIES
SCHEDULE 2.9       --  MATERIAL AGREEMENTS; SENIOR INDEBTEDNESS
SCHEDULE 2.10      --  LITIGATION
SCHEDULE 2.11      --  COMPLIANCE WITH LAW
SCHEDULE 2.13      --  TITLE TO PROPERTIES
SCHEDULE 2.14      --  COMPLIANCE WITH ERISA
SCHEDULE 2.17      --  ENVIRONMENTAL MATTERS
SCHEDULE 2.19      --  REGISTRATION RIGHTS
SCHEDULE 2.20      --  BROKERAGE
SCHEDULE 4.10      --  AMENDMENTS TO BANK DEBT
SCHEDULE 6.3       --  LIST OF APPROVED NOMINEES
SCHEDULE 7.7       --  SUBJECT LITIGATION



                                      (iv)

                                  PHYCOR, INC.
                            30 Burton Hills Boulevard
                                    Suite 400
                               Nashville, TN 37215



                          SECURITIES PURCHASE AGREEMENT

                                                             As of June 15, 1999

TO THE INVESTORS WHOSE NAMES
  APPEAR ON THE SIGNATURE PAGES HERETO

Ladies and Gentlemen:

                  PHYCOR, INC., a Tennessee corporation (the "COMPANY"), hereby agrees with you as follows:

1.       ISSUANCE OF NOTES.

1.1.     AUTHORIZATION; CONVERSION OF NOTES INTO COMMON STOCK; ETC.

                  The Company has duly authorized the issue and sale of Zero Coupon Convertible Subordinated Notes due 2014 (the "NOTES"), each such Note to be substantially in the form of Exhibit A attached hereto. As used herein, the term "NOTES" means all notes originally issued pursuant to this Agreement and all notes delivered in substitution or exchange for any such notes and, where applicable, includes the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Section 8.

                  As provided in Section 7, the Notes are convertible into shares of Common Stock, no par value, of the Company (the "COMMON STOCK").

1.2.     PURCHASE AND SALE OF NOTES; THE CLOSING.

                  Subject to the terms and conditions hereof, the Company hereby agrees to sell to each Investor, and each Investor agrees to purchase from the Company, Notes in the aggregate Principal Amount at Final Maturity as set forth opposite such Investor's name in Schedule I attached hereto. Each Note will be issued at an issue price of $315.24 per $1,000 Principal Amount at Final Maturity. The closing of such purchase shall be held at 10:00

A.M., New York time, on the third Business Day following the satisfaction or waiver of the conditions set forth in Sections 4 and 5 hereto or on such later Business Day as may be agreed to by you and the Company (the "CLOSING DATE"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019.

On the Closing Date, the Company will deliver to each Investor one or more Notes, dated the Closing Date and registered in such Investor's name or in the name of one or more of such Investor's nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by the Investors, all as the Investors may specify by timely notice to the Company (or, in the absence of such notice, one Note registered in each Investor's name), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Notes, such delivery to be by wire transfer to such account as the Company may direct in writing.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants, as of the date hereof and as of the Closing Date, to each of the Investors as follows:

2.1.     ORGANIZATION, QUALIFICATION, AUTHORIZATION.

                  A. The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee and has the corporate power and authority to own or hold under lease the property it owns or holds under lease, to transact the business it transacts, to execute and deliver this Agreement, the Notes and the Registration Rights Agreement and to perform the provisions hereof and thereof. The Company is duly qualified as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate would not have a Material Adverse Effect.

                  B. The execution and delivery by the Company of the Transaction Documents, the issuance of the Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement is, and the Notes and the Registration Rights Agreement when executed and delivered by the Company will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnity provisions contained in the Registration Rights Agreement may be limited by public policy considerations.

2.2.     CAPITAL STOCK.

                  A. The authorized capital stock of the Company consists of 250,000,000 shares of its Common Stock, no par value per share (the "COMMON STOCK") and 10,000,000 shares of preferred stock, no par value per share, 500,000 shares of which have been designated "Series A Junior Participating Preferred Stock". As of June 10, 1999, (i) 76,292,550 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding, (iii) 15,167,218 shares of Common Stock were issuable upon exercise of stock options and (iv) 5,172,413 shares of Common Stock were issuable for issuance upon conversion of the Existing Convertible Debentures and (v) 611,127 shares of Common Stock were issuable upon conversion of other promissory notes of the Company. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's shareholders may vote issued or outstanding.

                  B. All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon their issuance in accordance with the terms of this Agreement and the Notes, the shares of Common Stock issuable upon conversion of the Notes will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company, free and clear of any Lien, except for those provided for herein or set forth on Schedule 2.2B and other than restrictions on transfer imposed by federal or state securities laws. The Company has reserved for issuance the number of shares of Common Stock initially issuable upon conversion of the Notes.

                  C. Except as set forth in Section 2.2A or on Schedule 2.2C and except for the Notes, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company or any Subsidiary of the Company nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

2.3.     INCORPORATION, GOOD STANDING AND OWNERSHIP OF SUBSIDIARIES.

                  A. Schedule 2.3 is a list of the Significant Subsidiaries of the Company, showing, as to each Significant Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of securities of such Significant Subsidiary owned by the Company and each other Subsidiary of the Company. All of the outstanding shares of each of the Significant Subsidiaries shown in Schedule 2.3 as being owned by the Company and its Significant Subsidiaries have been validly issued, are fully paid and nonassessable and, except as set forth in Schedule 2.3, are owned by the Company or another Subsidiary free and clear of any Lien. No shares of the Company are owned by any of its Significant Subsidiaries.

                  B. Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate would not have a Material Adverse Effect. Each Significant Subsidiary has the corporate power and authority to own or hold under lease the property it owns or holds under lease and to transact the business it transacts.

2.4.     CONSENTS AND APPROVALS.

                  A. Except as set forth in Schedule 2.4, the execution and delivery by the Company of the Transaction Documents, the issuance of the Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Governmental Body or any other Person, except where the failure to obtain such consents, approvals, clearance or action would not have a Material Adverse Effect.

                  B. Except as set forth in Schedule 2.4, the execution and delivery by the Company of the Transaction Documents, the issuance of the Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with the Restated Charter or Amended Bylaws of the Company or any Subsidiary; (ii) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material Agreement to which the Company or any Subsidiary is a party or by which their respective properties may be bound or affected; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company or any Subsidiary or violate any provision of any law, statute, rule or regulation of any Governmental Body applicable to the Company or any Subsidiary which, in the case of clauses (ii) or (iii) would have a Material Adverse Effect.

                  C. The execution and delivery by the Company of the Transaction Documents, the issuance of the Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will not result in, pursuant to the terms of any contractual arrangement, (i) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "COMMITMENTS", and each individually a "COMMITMENT"), (ii) any obligation of the Company to grant, extend or enter into any Commitment, or (iii) any right in favor of any Person to terminate or cancel any Material Agreement.

2.5.     SEC REPORTS; FINANCIAL STATEMENTS.

                  A. The Company has furnished the Investors with complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) held since January 1, 1997, and (iv) all other reports filed with or registration statements declared effective by the Commission since January 1, 1997, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "COMPANY SEC REPORTS"). As of their respective dates of filing, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates of filing, the Company SEC Reports filed with the Commission after January 1, 1999 and through the date hereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements or omissions, if any, as have been modified by or included in subsequent filings with the Commission prior to the date hereof.

                  B. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto),
(ii) present
fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of the Company except as indicated therein.

2.6.     ABSENCE OF CHANGES.

                  Except as disclosed in the Company SEC Reports or on Schedule 2.6, since December 31, 1998, there has been no (i) change or event which would have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investors hereunder), (iv) material loss, destruction or damage to any material amount of property of the Company or any Subsidiary, that was not insured, (v) acceleration or prepayment of any indebtedness of the Company for borrowed money or the refunding of any such indebtedness, (vi) loan or extension of credit to any officer or employee of the Company or any Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of the Company in the ordinary course of business or (vii) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business. No event that would constitute an Event of Default has occurred and is continuing.

2.7.     NO UNDISCLOSED LIABILITIES.

                  Except as set forth on Schedule 2.7, neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, or whether due or to become due) including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company SEC Reports, liabilities incurred in the ordinary course of business since December 31, 1998, and obligations under Material Agreements to which the Company or any of its Subsidiaries are a party or agreements entered into by the Company or any of its Subsidiaries, in the usual and ordinary course of business, other than debts, obligations or liabilities which (individually or in the aggregate) would not have a Material Adverse Effect.

2.8.     ABSENCE OF DEFAULTS, ETC.

                  Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) its Restated Charter or Amended Bylaws, (ii) any Material Agreement to which the Company or any Subsidiary is a party or by which their respective properties may be bound or affected, or (iii) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

2.9.     MATERIAL CONTRACTS.

                  A. All Material Agreements to which the Company or any of its Subsidiaries is a party are set forth on Schedule 2.9 or have been filed as exhibits to the Company SEC Reports. Each Material Agreement that is currently in effect is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

                  B. Schedule 2.9 is a list of all Senior Indebtedness as of the date hereof.

2.10.    LITIGATION AND ORDERS.

                  Except as set forth on Schedule 2.10 or as disclosed in the Company SEC Reports, there is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company's knowledge, threatened against the

Company or any Subsidiary or any of their respective properties, assets or businesses, except for actions, suits, arbitrations, investigation, inquiries or proceedings that would not have a Material Adverse Effect. To the Company's knowledge, there is no fact not known to the Investors which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding which would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any Order which would have a Material Adverse Effect.

2.11.    COMPLIANCE WITH LAW.

                  A. The Company and each of its Subsidiaries are in compliance in all material respects with, and are not in violation or default in any material respect under, all federal, state and local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: occupational health and safety; insurance companies; HMOs; third party administrators; the provision or arrangement for the provision of health services; work place safety; equal employment opportunity and race; and religious, sex and age discrimination, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. No material expenditures, to the Company's knowledge, are or will be required in order to cause the current operations or properties of the Company or any of its Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations at either Closing.

                  B. The Company and each of its Subsidiaries have all licenses, permits, franchises or other governmental authorizations ("APPROVALS") necessary to the ownership of their property and to the operation of their respective businesses, which if violated or not obtained would have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such Approvals necessary for their property or for the operation of their business. There is no action pending, or to the knowledge of the Company, threatened by appropriate state or federal agencies having jurisdiction thereof, to either revoke, withdraw, or suspend any such Approvals, or which would materially affect such Approvals, or to terminate the participation of any of the Company's Subsidiaries in Medicare, Medicaid, or other government program, or any decision not to renew any such Approvals, which action or decision not to renew would have a Material Adverse Effect.

                  C. Except as set forth on Schedule 2.11, to the extent applicable to them, the Company and its Subsidiaries have complied in all material respects with all laws, rules, conditions of participation, and regulations governing all Medicare, Medicaid, and any other arrangements with any Governmental Body and have filed all returns, cost reports and other filings in any manner prescribed thereby except where the failure to so comply, together with all other such failures, would not have a Material Adverse Effect. All returns, cost reports and other filings made by the Company and its Subsidiaries since January 1, 1997 to Medicare, Medicaid or any other Governmental Entity or third party payor are true and complete except where the failure to be so true and complete, together with all other such failures, would not have a Material Adverse Effect.

                  D. In each state in which the Company or any of its Subsidiaries operates HMOs, PPOs, point of service plans, insurance plans or other health care plans, the Company and each of its Subsidiaries has filed copies of its (i) standard employer and other individual and group subscriber agreements, (ii) contracts with physicians, hospitals and other health care entities, and (iii) contracts for management and administrative services with the applicable state authorities to the extent required by law, including, but not limited to contracts required to be filed with the state Departments of Insurance, Departments of Health or the agencies responsible for each state's Medicaid program. The Company and each of its Subsidiaries are not providing services under any such agreements that have not been filed and approved by the state regulatory authorities except where the failure to so file would not have a Material Adverse Effect.

                  E. The Company and each of its Subsidiaries has filed all reports, filings and notices required to be filed with all applicable Departments of Insurance, Departments of Health and HMO regulatory bodies since January 1, 1995 except where the failure to so file would not have a Material Adverse Effect (as such documents have since the time of their filing been amended, the "DOI Reports"). As of their respective dates, the DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the material statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

                  F. Neither the Company nor any of its Subsidiaries, nor the officers, directors, employees or agents of the Company or any of its Subsidiaries has received any written notice alleging that it has engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or, to the Company's knowledge, which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation which would have a Material Adverse Effect.

2.12.    TAXES.

                  The Company and its Subsidiaries have filed all material tax returns in all jurisdictions in which such returns are required to have been filed by them and have paid all taxes, assessments, fees and governmental charges due and payable with respect to such returns to the extent the same have become due and payable and before they have become delinquent, other than those being contested in good faith and with respect to which the Company or a Subsidiary, as the case may be, has set aside on its books adequate reserves in conformity with GAAP.

2.13.    TITLE TO PROPERTIES.

                  Except as disclosed in the Company SEC Reports or on Schedule 2.13, the Company and each Subsidiary has good and marketable title to their respective real properties and own free and clear of any Liens their respective other properties reflected in the consolidated balance sheet as at March 31, 1999, or acquired by the Company or such Subsidiary after said date (other than properties and assets disposed of in the ordinary course of business), except for such imperfections of title and encumbrances as would not be individually or in the aggregate Material.

2.14.    COMPLIANCE WITH ERISA.

                  A. Except as set forth on Schedule 2.14, the Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not result in a Material Adverse Effect. Except as set forth on
Schedule 2.14, neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan other than such liabilities as would not be individually or in the aggregate Material, and to the Company's knowledge, no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  B. Except as set forth on Schedule 2.14, the Company and its ERISA Affiliates have not incurred withdrawal liabilities under Section 4201 of ERISA and are not subject to contingent withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

2.15.    PRIVATE OFFERING.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Investors. Neither the Company nor anyone acting on its behalf has taken, or will take, any action which would cause an exemption from the registration requirements of Section 5 of the Securities Act to be inapplicable to the issuance or sale of the Notes or the shares of Common Stock issuable upon conversion of the Notes. Based upon the representations of the Investors set forth in Section 3, the offer, issuance and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

2.16.    INVESTMENT COMPANY ACT AND HOLDING COMPANY STATUS, ETC.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

2.17.    ENVIRONMENTAL MATTERS.

                  A. The operations of the Company and its Subsidiaries comply with all applicable Environmental Laws, except where the failure so to comply individually and in the aggregate would not have a Material Adverse Effect.

                  B. In addition and without limitation to the foregoing, except as set forth on Schedule 2.17:

                  (1) during the ownership or occupation by the Company or any Subsidiary, neither the Company nor any Subsidiary, nor any property or operations currently owned or leased by the Company or any Subsidiary, is subject to any Order from or agreement with any court, arbitrator or Governmental Body of competent jurisdiction or subject to any judicial or docketed administrative proceeding respecting (x) any Environmental Law or any other environmental or health or safety Requirement of Law,
         (y) any action required to clean up, remove, treat or in any other way address Contaminants in the environment or (z) any written claim under any Environmental Law arising from the release or threatened release of a Contaminant into the environment, which individually or in the aggregate would have a Material Adverse Effect;

                  (2) all necessary authorizations, consents, permissions, licenses and agreements required by Environmental Laws (collectively "ENVIRONMENTAL CONSENTS") have been lawfully obtained by the Company and its Subsidiaries except Environmental Consents the failure of which to obtain would not have a Material Adverse Effect, and all Environmental Consents are valid and are in full force and effect;

                  (3) to the Company's knowledge, the Company and its Subsidiaries have complied in all material respects with all conditions attaching to Environmental Consents and there are no circumstances which would render it impossible for the Company or any Subsidiary to comply with such conditions in the future;

                  (4) neither the Company nor any Subsidiary has received any written notice, Order, correspondence or written communication from any Governmental Body concerning any Environmental Consent revoking, suspending, modifying or varying the same, or threatening to do so, and the Company does not know of any reason for any Environmental Consent to be revoked, suspended, modified or varied;

                  (5) neither the Company nor any Subsidiary has received any written communication in any form from any Governmental Body concerning any violation of any Environmental Law; and the Company is not aware of any circumstances which would be reasonably expected to give rise to such a communication being received, or of any intention on the part of any competent authority to deliver any such communication;

                  (6) to the Company's knowledge, no site owned or occupied by the Company or any Subsidiary has been used for the deposit of waste during the ownership or occupation of the Company or any Subsidiary except for such usage in accordance with Environmental Law or pursuant to all requisite material consents thereunder;

                  (7) to the Company's knowledge, all Contaminants produced in the course of the businesses of the Company and its Subsidiaries have been lawfully disposed of; and

                  (8) to the Company's knowledge, the Company and its Subsidiaries have at all times supplied to the competent authorities such information as is required by Environmental Laws, and all such information given was correct at the time such information was supplied.

2.18.    INSURANCE.

                  The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries and customary in light of the Company's exposure. No notice of any termination or threatened termination of any of such policies has been received.

2.19.    REGISTRATION RIGHTS.

                  Except as set forth in Schedule 2.19 and as contemplated by this Agreement and the Registration Rights Agreement, no Person has the right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including securities evidencing debt) of the Company.

2.20.    BROKERAGE.

                  Except as set forth on Schedule 2.20, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

2.21.    TAKEOVER STATUTE; RIGHTS PLAN.

                  None of the Investors is, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of any Notes or shares of Common Stock contemplated by this Agreement, an "interested shareholder" prohibited from entering into a business combination with the Company or any subsidiary pursuant to Section 48-103-205 of the Business Combination Act of the State of Tennessee or an "Acquiring Person" within the meaning of the Rights Agreement. A "Distribution Date" (as defined in the Rights Agreement) shall not be deemed to have occurred and the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby. No other Takeover Statute is applicable to the transactions contemplated hereby.

2.22.    Y2K COMPLIANCE.

                  Except as set forth in the Company SEC Reports, the Company has established and is implementing an enterprise-wide program intended to provide (x) that the change of the year from 1999 to the year 2000 would not have a Material Adverse Effect and (y) that the impacts of such change on the material vendors and customers of the Company and the Subsidiaries would not have a Material Adverse Effect.

3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

                  Each of the Investors represents and warrants to the Company as follows:

3.1.     PURCHASE OF NOTES.

                  It is acquiring the Notes for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Notes, but subject, nevertheless, to any requirement of law that the disposition of such Investor's property shall at all times be within such Investor's control, and without prejudice to such Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

3.2.     ORGANIZATION, QUALIFICATION, AUTHORIZATION.

                  A. It is a validly existing limited partnership, duly organized under the laws of its jurisdiction of organization.

                  B. It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

                  C. It has taken all partnership action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder. This Agreement is, and the Registration Rights Agreement when executed and delivered by it will be, legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnity provisions contained in the Registration Rights Agreement may be limited by public policy considerations.

3.3.     ACCREDITED INVESTOR STATUS, ETC.

                  A. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Notes and the shares of Common Stock contemplated hereby.

                  B. It is an "accredited investor" as defined under Regulation D of the Securities Act.

3.4.     BROKERAGE.

                  Except for BT Alex. Brown Incorporated (whose fees and expenses will be paid by the Investors), there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investors and the Investors agree to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

4.       INVESTOR CLOSING CONDITIONS.

                  The Investors obligation to purchase and pay for the Notes to be purchased by them hereunder is subject to the satisfaction on or before the Closing Date of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

                  The representations and warranties contained in Section 2 shall (except as expressly affected by the transactions contemplated hereby) be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed in all material respects all agreements to be performed by it under this Agreement on or before the Closing Date; and there shall exist on the Closing Date no Default or Event of Default.

4.2.     INJUNCTION.

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

4.3.     COUNSEL'S OPINION.

                  Each of the Investors shall have received from the Company's counsel, Waller Lansden Dortch & Davis, A Professional Limited Liability Company, an opinion, dated the Closing Date, substantially in the form of Exhibit B hereto.

4.4.     ADVERSE DEVELOPMENT.

                  There shall have been no developments in the business of the Company or any of its Subsidiaries which since the date of this Agreement have had or are reasonably likely to have a Material Adverse Effect.

4.5.     ELECTION OF DIRECTORS.

                  Two directors designated by the Investors in accordance with
Section 6.3 shall have been elected to the Board of Directors to serve as Class 1 and Class 3 directors, respectively, effective upon the Closing Date.

4.6.     CONSENTS AND APPROVALS.

                  All consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required in connection with the execution, delivery and performance of this Agreement, including, without limitation, the approval of each entity set forth on Schedule 2.4 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

4.7.     SECRETARY'S CERTIFICATE.

                  Each Investor shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching (i) a true and complete copy of the Restated Charter of the Company as filed with the Secretary of State of the State of Tennessee, with all amendments thereto, (ii) true and complete copies of the Company's Amended Bylaws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, the issuance of the Notes and the reservation for issuance of the shares of Common Stock into which the Notes are initially convertible, and the election of the directors as provided by Section 4.5.

4.8.     OFFICER'S CERTIFICATE.

                  Each of the Investors shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 4.1, 4.4, 4.5, and 4.6 hereof have been fulfilled.

4.9.     REGISTRATION RIGHTS AGREEMENT.

                  A Registration Rights Agreement, substantially in the form of Exhibit C attached hereto (the "REGISTRATION RIGHTS AGREEMENT"), shall have been executed and delivered by the Company and shall be in full force and effect.

4.10.    AMENDMENTS TO BANK DEBT.

                  The Bank Credit Agreement (as defined in the Existing Indenture) shall have been amended to provide for the terms set forth on
Schedule 4.10, and otherwise on terms reasonably acceptable to the Company, and the Investors shall have been furnished evidence reasonably acceptable to them of such amendments.

4.11.    APPROVAL OF PROCEEDINGS.

                  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Investors and their special counsel, Willkie

Farr & Gallagher; and the Investors shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to the Investors and Willkie Farr & Gallagher.

5.       COMPANY CLOSING CONDITIONS.

                  The Company's obligation to issue and deliver the Notes to the Investors is subject to the satisfaction on or before the Closing Date of the following conditions:

5.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties contained in Section 3 shall (except as expressly affected by the transactions contemplated hereby) be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and each of the Investors shall have performed in all material respects all agreements to be performed by it under this Agreement on or before the Closing Date.

5.2.     INJUNCTION.

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

5.3.     CONSENTS AND APPROVALS.

                  All consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required in connection with the execution, delivery and performance of this Agreement, including, without limitation, the approval of each entity set forth on Schedule 2.4 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

5.4.     INVESTORS' CERTIFICATE.

                  The Company shall have received a certificate from each of the Investors, dated the Closing Date, signed by a duly authorized representative of such Investor, certifying that the conditions specified in the foregoing Section 5.1 hereof have been fulfilled.

5.5.     AMENDMENTS TO BANK DEBT.

                  The Bank Credit Agreement (as defined in the Existing Indenture) shall have been amended on terms reasonably acceptable to the Company.

6.       COVENANTS.

6.1.     RESALE OF SECURITIES.

                  A. Each of the Investors severally covenants that it will not sell or otherwise transfer the Securities except pursuant to an effective registration under the Securities Act, or pursuant to Rule 144 under the Securities Act, or in a transaction which complies with the provisions of
Section 6.7.

                  B. Until such time as the Securities are sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, the Securities will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such securities:

         "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably acceptable to the Company, is exempt from such registration."

6.2.     COVENANTS PENDING CLOSING.

                  From the date hereof through the Closing Date, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Investors, take any action which would result in any of the representations or warranties contained in this Agreement not being true in all material respects at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance in all material respects. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect in any material respect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance in any material respect.

6.3.     BOARD NOMINEES.

                  For so long as the Notes are outstanding and owned by one or more of the Investors, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board of Directors two individuals designated by the Investors who are either (i) general partners of WP listed on Schedule 6.3 or (ii) otherwise reasonably acceptable to the Company ("APPROVED DESIGNEES"). For so long as the Investors, individually or in the aggregate, own beneficially (within the meaning of Rule 13d-3 under the Exchange
Act) at least 10.0% of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board of Directors at least one individual designated by the Investors, who shall be an Approved Designee; provided, however, that in the event the Investors, individually or in the aggregate, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 10% but less than 12.5% of the outstanding shares of Common Stock, the Investors shall only be entitled to designate an Approved Designee pursuant to this sentence if the Investors, individually or in the aggregate, own at least 50% of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by them on the date six months following the Closing Date. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Investors.

6.4.     USE OF PROCEEDS.

                  The Company will use the proceeds of the issuance of the Notes to repay existing debt, to repurchase shares of Common Stock and for general corporate purposes; provided, however, that any repurchases of shares of Common Stock hereunder (i) will be approved by the Board of Directors, (ii) will be made in compliance with all applicable law, (iii) will be made within twelve months of the Closing Date and (iv) will not exceed $27,500,000 in the aggregate; and provided further that nothing herein shall prohibit, restrict or otherwise limit the Company's ability to effect its $75,000,000 securities repurchase program previously adopted by the Company as long as such securities repurchase program is completed within 24 months of the Closing Date. Except as set forth in the immediately preceding sentence, no part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such existing debt was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221, as amended), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section 6.4, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in the aforementioned Regulation U.

6.5.     STANDSTILL.

                  A. Each of the Investors and Warburg, Pincus & Co., the sole general partner of each of the Investors ("WP"), hereby agree that, for a period of five years from the date of this Agreement, neither WP, the Investors nor any Controlled Subsidiary or others with whom WP is acting in concert will, directly or indirectly, and WP will not, for its own account, without the prior written consent of the Board:

                  (1) acquire or agree to acquire, publicly offer, or make any public proposal with respect to the possible acquisition of (A) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any securities of the Company in excess of the Maximum Amount, (B) any Company business or any substantial part of the Company's assets, or any subsidiary or division thereof or successor to the Company, or (C) any rights or options to acquire any of the foregoing from any Person;

                  (2) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules under the Exchange Act), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

                  (3) make any public announcement with respect to any transaction or proposed or contemplated transaction between the Company or any of its security holders and the Investors or WP, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

                  (4) publicly propose or publicly disclose an intent to propose any form of business combination, acquisition, restructuring, recapitalization or other similar transaction relating to the Company;

                  (5) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to the Company in connection with any of matters referred to in clauses (1)-(4) above;

                  (6) publicly disclose any intention, plan or arrangement inconsistent with the foregoing;

                  (7) publicly request the Company, directly or indirectly, to amend or waive any provisions of this Section 6.5; or

                  (8) take any action which would be reasonably likely to require the Company to make a public announcement regarding a possible transaction involving the Company.

                  B. Each of the Investors and WP acknowledge that money damages would not be sufficient remedy for any breach of this Agreement by it and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any such breach, and each of the Investors and WP further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

                  C. The letter from WP to the Company, dated March 8, 1999, shall terminate and have no further force or effect following the Closing Date.

6.6.     ADDITIONAL PURCHASES OF COMMON STOCK.

                  A. The Investors currently intend to acquire additional shares of Common Stock in open-market purchases or otherwise ("PERMITTED
ACQUISITIONS"). The actual timing and
amount of such purchases will depend on the receipt of all required regulatory approvals and prevailing market conditions at the time of such purchases.

                  B. The Company has agreed to permit the Investors to make the Permitted Acquisitions provided that (i) the Permitted Acquisitions are made no later than six (6) months after the Closing Date, (ii) the aggregate consideration for such Permitted Acquisitions does not exceed $72,500,000 (excluding transaction costs and expenses and brokerage commissions) and (iii) the number of shares of Common Stock acquired pursuant to this Section 6.6 shall not exceed 15,000,000 (subject to appropriate adjustment for any stock split or similar event).

6.7.     RESTRICTIONS ON TRANSFER.

                  A. No Investor shall Transfer any of the Securities owned by it unless the Investor desiring to make the Transfer (hereinafter referred to as the "TRANSFEROR") shall have first made the offers to sell to the Company contemplated by this Section 6.7, and such offers shall not have been accepted.

                  B. Copies of the Transferor's offer shall be given to the Company and shall consist of an offer to sell to the Company all of the Securities then proposed to be transferred by the Transferor (the "SUBJECT SECURITIES") and the proposed terms (including the price for the Subject Securities) of such Transfer (a "SALE NOTICE").

                  C. Within 10 Business Days after the receipt of the offer described in Section 6.7B, the Company may, at its option, elect to purchase all, but not less than all, of the Subject Securities. The Company shall exercise such option by giving written notice thereof to the Transferor within such 10-Business Day period (the "EXERCISE NOTICE"). The Exercise Notice shall specify a date for the closing of the purchase which shall not be more than 30 days after the date of the giving of such Exercise Notice.

                  D. The purchase price per share for the Subject Securities shall be the price specified by the Transferor in the Sale Notice. If the offer of Subject Shares under this Section 6.7 is for consideration other than cash or cash plus deferred payments of cash, the Company shall pay the present value cash equivalent of such other consideration. If the Transferor and the Company cannot agree on the amount of such cash equivalent within 10 days after the beginning of the 10-Business Day period referred to above, any of such parties may, by three days' written notice to the other, initiate appraisal proceedings under Section 6.7E for determination of such cash equivalent.

                  E. If any party shall initiate an appraisal procedure to determine the amount of the present value cash equivalent of any consideration for Subject Securities under Section 6.7D, then the Transferor, on the one hand, and the Company, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within 30 days of appointment, separately investigate the value of the consideration for the Subject Securities as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "EARLIER APPRAISALS") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within 10 days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within 30 days of his appointment, appraise the value of the consideration for the Subject Securities (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the present value cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Company shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Company.

                  F. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 6.7D above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Company the instruments or certificates evidencing the Subject Securities to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

                  G. If the offer to sell is not accepted by the Company, the Transferor may make a bona fide Transfer to any Person in accordance with the terms set forth in the Sale Notice, provided that (A) such Transfer shall be made only in accordance with the terms therein stated and (B) if the transferee would own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 10% of the outstanding Common Stock, the transferee agrees, in writing, to be bound by the provisions of Section 6.5 and this Section 6.7. If the Transferor shall fail to make such Transfer within 180 days following the expiration of the time hereinabove provided for the election by the Company, such Subject Securities shall again become subject to all the restrictions of this Section 6.7.

                  H. The provisions of this Section 6.7 shall not apply to (i) Transfers of Securities made after the seventh anniversary of the Closing Date,
(ii) Transfers of Securities by one Investor to an Affiliate of such Investor (provided such Affiliate agrees in writing to be bound by the terms of this Agreement), (iii) pro rata distributions of Securities by any Investors to its partners by Investors, (iv) underwritten sales of Securities made pursuant to an effective registration under the Securities Act, (v) sales of Securities made pursuant to Rule 144 under the Securities Act, (vi) Transfers of Securities made pursuant to a merger, consolidation or similar transaction approved by the Board of Directors, or (vii) Transfers of Securities to any Person if, after giving effect to such Transfer, such Person would not own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 5% of the outstanding Common Stock.

6.8.     REASONABLE EFFORTS; COOPERATION.

                  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable best efforts to obtain and furnish in a timely manner all necessary waivers, consents and approvals and notices and to effect all necessary notifications, registrations and filings (including, without limitation, all necessary applications and notifications to any insurance regulatory authority), and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.9.     FINANCIAL AND BUSINESS INFORMATION.

                  From and after the date hereof, the Company shall deliver to the Investors so long as the Investors, individually or in the aggregate, beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 15% of the outstanding shares of Common Stock:

                  (1) Monthly and Quarterly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company other than at the end of a fiscal quarter of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

                  (2) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                                    (a) consolidated and consolidating balance
                  sheets of the Company and any Subsidiaries at the end of such year; and

                                    (b) consolidated and consolidating
                  statements of income, shareholders' equity and cash flows of the Company and any Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of a "Big 5" public accounting firm selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any Subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                                    (c) Annual Budget - no later than 30 days
                  before the end of each fiscal year of the Company, an annual budget for the Company in a form consistent with the Company's past practice.

                                    (d) Audit Reports - promptly upon receipt
                  thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                                    (e) Other Reports - promptly upon their
                  becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to shareholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the Commission or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the

                  Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the Commission or any successor agency or any foreign regulatory authority performing functions similar to the Commission, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the Commission or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any Subsidiary.

                  (3) Requested Information - with reasonable promptness, the Company shall furnish the Investors with such other data and information as from time to time may be reasonably requested.

                  (4) Compliance Certificate - concurrently with each delivery of financial statements or reports required to be furnished pursuant to
         (1) and (2) above, a certificate of a Senior Financial Officer stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default has occurred during such period, or, if any Default or Event of Default shall have occurred, specifying all of the same and the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

6.10.    INSPECTION.

                  As long as the Investors, individually or in the aggregate, beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 15% of the outstanding shares of Common Stock, the Company shall permit the Investors and their representatives and agents to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Investors and their representatives and agents the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

6.11.    CONFIDENTIALITY.

                  As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, each of the Investors covenants for itself and its directors, officers and partners that neither it nor its officers, directors, partners, employees, counsel, accountants and other representatives will disclose such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that each Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order but only after so much prior written notice as is reasonably practicable under the circumstances to the Company that it proposes to make such disclosures. In the event of any termination of this Agreement prior to either Closing Date, each Investor shall return to the Company all confidential material previously furnished to such Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. The obligations set forth in this Section 6.11 shall survive the termination of this Agreement and shall remain in effect until the information and other material furnished under or in connection with this Agreement becomes generally available to the public other than through a violation of the terms of this Agreement or two years from the date of this Agreement, whichever occurs first. The previously executed Confidentiality Agreement between the Company and E.M. Warburg, Pincus & Co., LLC shall terminate as of the Closing Date.

6.12.    TAKEOVER STATUTE.

                  If any Takeover Statute shall become applicable to the transactions contemplated hereby, the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby, including without limitation the transactions contemplated by Section 6.6 or the conversion of the Notes, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby. If any takeover statute of any state other than the State of Tennessee shall become applicable to the transactions contemplated hereby, the Company shall use its reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby, including without limitation the transactions contemplated by Section 6.6 or the conversion of the Notes, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

6.13.    RIGHTS AGREEMENT INAPPLICABLE.

                  If the transactions contemplated hereby, including without limitation the transactions contemplated by Section 6.6 or the conversion of any of the Notes, would (a) result in the occurrence of a "Distribution Date" under the Rights Agreement, (b) cause any Investor to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

6.14.    HART-SCOTT FILINGS.

                  At the request of any of the Investors, the Company will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the HSR Act with respect to the conversion of the Notes.

6.15.    CONDUCT OF BUSINESS; NEGATIVE COVENANTS.

                  For as long as the Notes are outstanding, unless the prior written consent of the Investors shall have been obtained:

                  A. The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business.

                  B. The Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a Material Adverse Effect.

                  C. The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

                  D. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

                  E. The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, Capital Stock of the Company, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, other than purchases of Common Stock made in accordance with the provisions of Section 6.4, or (iii) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, Capital Stock of any Subsidiary (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Subsidiary) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary (other than such Capital Stock held by the Company or any Wholly Owned Subsidiary).

7.       TERMS OF NOTES; PREPAYMENTS OF NOTES; PURCHASE OF NOTES.

7.1.     GENERAL TERMS OF NOTES.

                  A. The form of Note is attached hereto as Exhibit A. The aggregate Principal Amount at Final Maturity of the Notes to be issued hereunder is $404,451,562.

                  B. The aggregate Principal Amount at Final Maturity of the Notes shall be payable on the Final Maturity Date unless earlier repaid or converted in accordance with this Agreement.

                  C. The Notes shall be issued at an Issue Price of $315.24 per $1,000 Principal Amount at Final Maturity. There shall be no periodic payments of interest on the Notes. The calculation of the accrual of Original Issue Discount in the period during which each Note remains outstanding shall be on an annual basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on the Closing Date. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a Note, Original Issue Discount, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Agreement and the Notes.

                  D. All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

                  E. The Notes shall be payable and may be presented for conversion, registration of transfer and exchange, without service charge, at the principal executive office of the Company.

7.2.     OPTIONAL REDEMPTION BY THE COMPANY.

                  A. Right to Redeem. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 7 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Holders in writing of the Redemption Date, the Principal Amount at Final Maturity of Notes to be redeemed and the Redemption Price.

                  B. Selection of Notes to be Redeemed. If any Note selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Final Maturity of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Company as outstanding for the purpose of such selection. Nothing in this Section 7.2B shall affect the right of any Holder to convert any Note pursuant to Sections 7.6, 7.7 and 7.8 before the termination of the conversion right with respect thereto.

                  C. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note Register.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the then current Conversion Rate;

                  (d) that Notes called for redemption must be presented and surrendered to the Company to collect the Redemption Price;

                  (e) that the Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

                  (f) that Holders who wish to convert Notes must satisfy the requirements in paragraph 9 of the Notes;

                  (g) that, unless the Company defaults in making the payment of the Redemption Price on the Redemption Date, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Company of the Notes;

                  (h) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Final Maturity of the particular Notes to be redeemed; and

                  (i) that Original Issue Discount on Notes called for redemption shall immediately cease to accrue on and after the Redemption Date; and

                  D. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes that are converted in accordance with the provisions of Sections 7.6, 7.7 or 7.8. Upon presentation and surrender to the Company, Notes called for redemption shall be paid at the Redemption Price.

                  E. Sinking Fund. There shall be no sinking fund provided for the Notes.

7.3.     REPURCHASE AT OPTION OF THE HOLDER UPON A CHANGE IN CONTROL.

                  A. If a Change in Control shall occur at any time prior to the Final Maturity Date, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the "CHANGE IN CONTROL PURCHASE DATE") (or if such date is not a Business Day, the next succeeding Business Day) that is 35 days after the date of the Change in Control. The Notes shall be repurchased in integral multiples of $l,000 of Principal Amount at Final Maturity. The Company shall purchase such Notes for cash at a price (the "CHANGE IN CONTROL PURCHASE PRICE") equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date. No Notes may be repurchased at the option of the Holders due to a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Notes).

                  B. The Company shall mail to all Holders a notice (a "COMPANY CHANGE IN CONTROL NOTICE") of the occurrence of a Change in Control and of the repurchase right arising as a result thereof on or before the tenth day after the occurrence of such Change in Control.

                  C. For a Note to be so repurchased at the option of the Holder, the Company must receive such Note with the form entitled "Change in Control Purchase Notice" on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the Change in Control Purchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

7.4.     PURCHASE OF NOTES AT THE OPTION OF THE HOLDER.

                  A. General. On the tenth anniversary of the Closing Date (the "PURCHASE DATE"), at the purchase price specified in paragraph 6 of the Notes (the "PURCHASE PRICE"), a Holder of Notes shall have the option to require the Company to purchase any outstanding Notes held by such Holder, upon:

                  (1) delivery to the Company by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Business Day prior to such Purchase Date, stating:

                  (a) the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                  (b) the portion of the Principal Amount at Final Maturity of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Final Maturity or a multiple thereof;

                  (c) that such Notes shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Notes and in this Agreement; and

                  (d) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in Section 7.4D, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Final Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery or book-entry transfer of such Notes to the Company prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Company, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor;

         provided, however, that such Purchase Price shall be so paid pursuant to this Section 7.4 only if the Note so delivered or transferred to the Company shall conform in all respects to the description thereof in the related Purchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding.

                  If a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (d) of Section 7.4A(1), such Holder shall be deemed to have elected to receive cash in respect of all Notes subject to such Purchase Notice in the circumstances set forth in such clause (d).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 7.4, a portion of a Note if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. Provisions of this Agreement that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 7.4 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date, the Deferred Purchase Date (if applicable) and the time of delivery of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Purchase Notice contemplated by this Section 7.4A shall have the right at any time prior to the close of business on the Purchase Date (or the Deferred Purchase Date, if applicable) to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Company in accordance with Section 7.5A.

                  B. Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect to pay the Purchase Price in respect of the Notes to be purchased pursuant to Section 7.5A as of the Purchase Date, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 7.4C and 7.4D. The Company shall designate, in the Company Notice delivered pursuant to Section 7.4E, whether the Company shall purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it shall pay in cash and/or Common Stock; provided that the Company shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 7.4 shall receive the same percentage of cash and/or Common Stock in payment of the Purchase Price for such Notes, except (a) as provided in Section 7.4D with regard to the payment of cash in lieu of fractional interests in Common Stock and (b) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 7.4B or Section 7.4D.

                  C. Purchase with Cash. At the option of the Company, the Purchase Price of Note in respect of which a Purchase Notice pursuant to Section 7.4A has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Notes. No Notes may be purchased at the option of the Holders with cash if there has occurred and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes).

                  D. Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 7.4A has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (a) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (b) the Market Price of a share of Common Stock on the date specified by the Company pursuant to Section 7.4E(1)(a), subject to the next succeeding paragraph.

                  The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  The Company's right to exercise its election to purchase the Notes pursuant to Section 7.4 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company having given timely written notice in accordance with Section 7.4E to the Holders of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

                  (2) (i) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act or (ii) the issuance of the shares of Common Stock in a transaction which is exempt from the registration requirements of the Securities Act and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act or otherwise;

                  (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (4) the receipt by the Holders of an Officers' Certificate in the form attached as Exhibit D and an opinion of outside counsel to the Company each stating that (i) the terms of the issuance of the Common Stock are in conformity with this Agreement and (ii) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Agreement in payment of the specified percentage of the Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (1), (2) and (3) above have been satisfied and, in the case of such opinion of counsel, stating that conditions (2) and
         (3) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Final Maturity of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 7.4D are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Notes to be purchased as of such Purchase Date pursuant to this Section 7.4 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Notes of such Holder or Holders in cash.

                  Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount at Final Maturity of the Notes shall receive, the Company shall provide written notice of such determination to the Holders.

                  E. Notice of Election. The Company's notices of election to purchase with cash or Common Stock, or any combination thereof (each a "COMPANY NOTICE"), shall be sent to the Holders at their addresses shown in the Note Register not less than 20 Business Days and not more than 40 Business Days prior to the Purchase Date (the "COMPANY NOTICE DATE"). Such Company Notices shall state the manner of payment elected and shall contain the following information:

                  (1) In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (a) state that each Holder shall receive Common Stock with a Market Price determined as of the fifth Trading Day before the Company Notice Date equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional share); and

                  (b) set forth the method of calculating the Market Price.

                  (2) In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                  (a) the Purchase Price and Conversion Rate;

                  (b) that Notes as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Agreement;

                  (c) that Notes must be surrendered to the Company to collect payment;

                  (d) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Note, provided, however, that in the event the Company elects to purchase Notes with cash, the Company may defer payment for a period of up to 90 days following the Purchase Date (the date on which such deferred payment is made is herein referred to as the "DEFERRED PURCHASE DATE"), in which case Original Issue Discount shall continue to accrue through the Deferred Purchase Date;

                  (e) the procedures the Holder must follow under Section 7.4;

                  (f) briefly, the conversion rights of the Notes; and

                  (g) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 7.4A(1)(d)).

                  F. Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

                  The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the counter or other domestic market on which the Common Stock is then listed or quoted.

                  G. Procedure Upon Purchase. Payment of the Purchase Price for the Notes to be purchased pursuant to this Section 7.4 shall be made as soon as practicable following the later of the Purchase Date (or the Deferred Purchase Date, if applicable) or the delivery of such Note. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 7.4D, no payment or adjustment shall be made for dividends on the Common Stock the Record Date for which occurred on or prior to the Purchase Date. On the Business Day following the Purchase Date (or the Deferred Purchase Date, if applicable), such Note shall cease to be outstanding and Original Issue Discount on such Note shall cease to accrue, whether or not such Note is delivered to the Company, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Note), unless the Company shall default in the payment of the Purchase Price in accordance with the terms of this Section 7.4.

                  H. Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Company may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Company receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

7.5. FURTHER CONDITIONS FOR PURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE IN CONTROL AND PURCHASE OF NOTES AT THE OPTION OF THE HOLDER.

                  A. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Company of the Purchase Notice or Change in Control Purchase Notice specified in Section 7.4A or Section 7.3C, as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date, the Deferred Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 7.4A or Section 7.3C, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Company by the Holder thereof in the manner required by
Section 7.4A or Section 7.3C, as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Change in Control Purchase Notice, as the case may be), unless such Purchase Notice (or Change in Control Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the Company at any time prior to the close of business on the Purchase Date (or the Deferred Purchase Date, if applicable) or the Change in Control Purchase Date, as the case may be, to which it relates specifying:

                  (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

                  (2) the Principal Amount at Final Maturity of the Note with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount at Final Maturity, if any, of such Note which remains subject to the original Purchase Notice or Company Change in Control Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 7.4A(1)(d) or (ii) a conditional withdrawal containing the information set forth in Section 7.4A(1)(d) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Company as set forth in the preceding paragraph.

                  There shall be no purchase of any Notes pursuant to Section
7.4 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of any fractional shares) or redemption pursuant to Section 7.3 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice (or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes).

                  B. Notes Purchased in Part. Any Note that is to be purchased only in part shall be surrendered at the office of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Final Maturity equal to, and in exchange for, the portion of the Principal Amount at Final Maturity of the Note so surrendered which is not purchased or redeemed.

7.6.     CONVERSION OF NOTES.

                  A. Right to Convert. A Holder of a Note may convert such Note for Common Stock at any time during the period stated in paragraph 9 of the Notes. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Final Maturity (the "CONVERSION RATE") shall be that set forth in paragraph 9 in the Notes, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount at Final Maturity of a Note if the portion is $1,000 or a multiple of $1,000. Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  B. Conversion Procedures. To convert a Note a Holder must satisfy the requirements in paragraph 9 of the Notes. The date on which the Holder of Notes satisfies all those requirements is the conversion date (the "CONVERSION DATE"). As soon as practicable, but in no event later than the seventh Business Day, after the Conversion Date the Company shall deliver to the Holder a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 7.6C. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

                  No payment or adjustment shall be made for dividends on or other distributions with respect to any Voting Stock except as provided in
Section 7.7. On conversion of a Note, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Note to the Conversion Date with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof.

                  If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Final Maturity of the Notes converted.

                  Upon surrender of a Note that is converted in part, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in Principal Amount at Final Maturity to the unconverted portion of the Note surrendered.

                  If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the next succeeding Business Day.

                  C. Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Market Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

                  D. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Company may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Company receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  E. Company to Provide Stock. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the counter or other domestic market on which the Common Stock is then listed or quoted.

7.7.     ADJUSTMENTS TO CONVERSION RATE.

                  The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  A. In case the Company shall (a) pay a dividend, or make a distribution, in shares of its Voting Stock, on its Voting Stock, (b) subdivide its outstanding Voting Stock into a greater number of shares, or (c) combine its outstanding Voting Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause
(a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section
7.7 shall become effective immediately after the Record Date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

                  B. In order to prevent dilution of the right granted hereunder, the Conversion Rate shall be subject to adjustment from time to time in accordance with this Section 7.7. For purposes of this Section 7.7, the term "NUMBER OF COMMON SHARES DEEMED OUTSTANDING" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, and (y) the number of shares of the Common Stock deemed to be outstanding under Sections 7.7B(1) to (7), inclusive, at such time.

                  Except as provided in Section 7.7A, 7.7C, 7.7D or 7.7E, if and whenever on or after either Closing Date, the Company shall issue or sell, or shall in accordance with Sections 7.7B(1) to (7), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the average Market Price for the 10 Trading Days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "TRIGGERING TRANSACTION"), the Conversion Rate shall, subject to Section 7.7B(1) to (7), be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of additional shares of Common Stock offered or sold and the denominator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the Market Price immediately preceding such Triggering Transaction.

                  For purposes of determining the adjusted Conversion Rate under this Section 7.7, the following subsections (1) to (7), inclusive, shall be applicable:

                           (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                  (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
         (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                  (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this Section 7.7), the Conversion Rate in effect at the time of such change shall forthwith be readjusted to the Conversion Rate that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph
         (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Rate then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Rate then in effect hereunder is hereby reduced.

                  (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Rate then in effect hereunder shall forthwith be increased to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors in good faith to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors.

                  (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this
         Section 7.7.

                  C. In case the Company shall, by dividend or otherwise, distribute to all holders of any class or series of its Voting Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Voting Stock) or evidences of its indebtedness or assets (other than cash) or rights or warrants to subscribe for or purchase any of its Notes (excluding those referred to in Section 7.7B hereof) (any of the foregoing hereinafter in this Section 7.7C called the "DISTRIBUTED SECURITIES"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price of the Common Stock on the Record Date mentioned below, and the denominator shall be the Market Price of the Common Stock on such Record Date less the fair market value on such Record Date (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the Distributed Securities so distributed applicable to one share of Voting Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Voting Stock is equal to or greater than the Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note on such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

                  Notwithstanding the foregoing provisions of this Section 7.7C, no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, converted such Note for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

                  D. In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Voting Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7.8F applies or as part of a distribution referred to in Section 7.7C) in an aggregate amount that, combined together with (i) the aggregate amount of any other such distributions to all holders of any class of its Voting Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 7.7D has been made, and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of any class of its Voting Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 7.7E has been made, exceeds 10% of the product of the Market Price of the Common Stock on the Record Date with respect to such distribution and the number of shares of Voting Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Stock and the denominator shall be the Market Price of the Common Stock on such Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Voting Stock, such increase to be effective immediately prior to the opening of business on the day following such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one share of

Voting Stock is equal to or greater than the Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such
Note immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 7.7D as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
Section 7.7D above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                  E. In case a tender offer made by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (a) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 7.7E has been made, and (b) the aggregate amount of any distributions to all holders of the Voting Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 7.7D has been made, exceeds 10% of the product of the Market Price of the Common Stock as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender offer (as it may be amended) and the number of shares of Voting Stock outstanding

(including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of the number of shares of Voting Stock outstanding (less any Purchased Shares) on the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be (x) the number of shares of Voting Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time less (y) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES"), such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

                  F. In the event the litigation referred to in Schedule 7.7 (the "SUBJECT LITIGATION") is settled by the Company or a final judgment is entered against the Company or the Company otherwise is liable to make payments (whether pursuant to indemnification arrangements or otherwise), which payments shall include fees and expenses payable by the Company, in an amount in excess of $30 million on a pre-tax basis (the "ADJUSTMENT THRESHOLD"), without regard to insurance coverage which may be available to the Company (a "SPECIAL ADJUSTMENT EVENT"), then the Conversion Rate then in effect shall be further adjusted pursuant to this Section 7.7F. Upon the occurrence of a Special Adjustment Event, the Conversion Rate shall be adjusted to the Conversion Rate obtained by dividing $315.24 by the New Factor. For purposes hereof, the "NEW FACTOR" shall be equal to the difference between (x) the quotient obtained by dividing $315.24 by the Conversion Rate in effect immediately prior to the Special

Adjustment Event and (y) the Adjustment Factor. For purposes hereof, the "Adjustment Factor" shall equal $0.0111 for each $1 million in after-tax costs or expense payable by the Company in connection with the Special Adjustment Event in excess of the Adjustment Threshold, plus $0.006568 for every 1,000,000 shares of Common Stock acquired by the Investors pursuant to Section 6.6 within six months of the Closing Date (with adjustments to the Adjustment Factor by linear interpolation for amounts greater or less than $1 million or 1,000,000, as the case may be).

                  G. For purposes of this Section 7.7, the number of shares of Voting Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Voting Stock. The Company shall not pay any dividend or make any distribution on shares of Voting Stock held in the treasury of the Company.

                  H. The provisions of this Section 7.7 shall not apply to any Common Stock issued, issuable or deemed outstanding under Sections 7.7B(1) to
(7) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its Subsidiaries in effect on the Closing Dates or thereafter adopted by the Board of Directors (or physicians or providers contracting with the Company or any of its Subsidiaries), (ii) pursuant to options, warrants and conversion rights in existence on the Closing Dates, (iii) on conversion of a Note or (iv) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act relating to Common Stock, Options or Convertible Securities.

7.8.     MISCELLANEOUS PROVISIONS RELATING TO CONVERSION.

                  A. When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 7.6, 7.7 and 7.8 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

                  B. When No Adjustment Required. No adjustment need be made for rights to purchase Voting Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Voting Stock. To the extent the Notes become convertible into cash, assets, property or Notes (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such Notes. Interest shall not accrue on the cash.

                  C. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct.

                  D. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 7.7, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Voting Stock or rights to purchase Voting Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Whenever the Conversion Rate is so increased, the Company shall mail to Holders a notice of such increase.

                  E. Notice to Holders Prior to Certain Actions. In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Voting Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.7;

                  (2) the Company shall authorize the granting to all or substantially all the Holders of its Voting Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

                  (3) of any reclassification or reorganization of the Voting Stock of the Company (other than a subdivision or combination of its outstanding Voting Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be mailed to each Holder of Notes at his address appearing on the Note Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Voting Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Voting Stock of record shall be entitled to exchange their Voting Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                  F. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Voting Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Notes or other property or assets (including cash) with respect to or in exchange for such Voting Stock, or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Notes or other property or assets (including cash) with respect to or in exchange for such Voting Stock, then the Company or the successor or purchasing corporation, as the case may be, shall make adequate provision so that each Note shall be convertible into the kind and amount of shares of stock and other Notes or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Voting

Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such adequate provision shall include an undertaking on the part of the Company, the surviving corporation or the purchaser, as the case may be, to make adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.8F.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this Section 7.8F applies to any event or occurrence,
Section 7.7 shall not apply.

                  G. Simultaneous Adjustments. In the event that Sections 7.6,
7.7 or 7.8 require adjustments to the Conversion Rate under more than one of Sections 7.7A, 7.7B, 7.7C or 7.7D, and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.7C, second, the provisions of Section 7.7D, third, the provisions of Section 7.7A, and fourth, the provisions of Section 7.7B.

                  H. Successive Adjustments. After an adjustment to the Conversion Rate under Sections 7.6, 7.7 or 7.8, any subsequent event requiring an adjustment under Sections 7.6, 7.7 or 7.8 shall cause an adjustment to the Conversion Rate as so adjusted.

                  I. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 7.6, 7.7 or 7.8, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Sections 7.6, 7.7 or 7.8 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

8.       DEFINITIONS.

8.1.     DEFINITIONS.

                  Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

                  "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. Notwithstanding the foregoing, in no event shall the Investors or any of their Affiliates or any other holder of any Notes be deemed to be an Affiliate of the Company solely by reason of the ownership of the Notes or the shares of Common Stock acquired upon the conversion of the Notes.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of directors lawfully exercising the relevant powers of said Board or Directors.

                  "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York.

                  "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "CHANGE IN CONTROL" means such time as

                  (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any of the Investors or a "group" which includes any of the Investors, (A) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act) of more than 50% of the total then outstanding voting power of the Voting Stock of the Company or (B) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the entire Board of Directors;

                  (ii) (A) the Company consolidates with or merges into any other Person or conveys, transfers, sells or leases all or substantially all of its assets as an entirety to any Person or (B) any Person merges into the Company, in either event pursuant to a transaction in which Voting Stock of the Company representing more than 50% of the total voting power of the Company outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property; provided that any consolidation, merger, conveyance, transfer, sale or lease between the Company and any of its Subsidiaries (including without limitation the reincorporation of the

         Company in another jurisdiction) shall be excluded from the operation of this clause (ii); or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors, or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "CHANGE IN CONTROL PURCHASE DATE" has the meaning specified in
Section 7.3A.

                  "CHANGE IN CONTROL PURCHASE NOTICE" has the meaning specified in Section 7.3C.

                  "CHANGE IN CONTROL PURCHASE PRICE" has the meaning specified in Section 7.3A.

                  "CLOSING DATE" has the meaning specified in Section 1.2.

                  "CLOSING PRICE" on any Trading Day with respect to the per share price of the Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, (i) the reported closing bid price regular way on the Nasdaq Stock Market's National Market if the Common Stock is listed or admitted to trading on such National Market, or (ii) if the Common Stock is not listed or admitted to trading on the Nasdaq Stock Market's National Market, the average of the reported closing bid and asked prices regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Majority Holders.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission and any successor agency of the United States federal government having similar powers.

                  "COMMON STOCK" has the meaning specified in Section 2.2.

                  "COMPANY CHANGE IN CONTROL NOTICE" has the meaning specified in Section 7.3B.

                  "COMPANY NOTICE" has the meaning specified in Section 7.4E.

                  "COMPANY SEC REPORTS" means the meaning specified in Section 2.5.

                  "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special or toxic waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste regulated under any Environmental Law.

                  "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "CONTROLLED SUBSIDIARY" means any entity as to which WP or the Investors, individually or in the aggregate, are the beneficial owner of 50% or more of the voting securities or as to which WP or the Investors, individually or in the aggregate, have the right to appoint a majority of the directors or persons exercising similar authority.

                  "CONVERSION RATE" has the meaning specified in Section 7.6A.

                  "CONVERTIBLE SECURITIES" has the meaning specified in Section 7.7B.

                  "DEFAULT" means an event which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

                  "DEFERRED PURCHASE DATE" has the meaning specified in Section 7.4E(2)(d).

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment, or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  "EXISTING CONVERTIBLE DEBENTURES" means the Company's 4.5% Convertible Subordinated Debentures due 2003 issued under the Existing Indenture.

                  "EXISTING INDENTURE" means the indenture, dated as of February 15, 1996, between the Company and First American National Bank, relating to the Existing Convertible Debentures, as the same may be amended or modified from time to time.

                  "FINAL MATURITY" or "FINAL MATURITY DATE" means the fifteenth anniversary of the Closing Date.

                  "GAAP" means generally accepted accounting principles from time to time in the United States.

                  "GOVERNMENTAL BODY" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  "HOLDER" means any Person in whose name the Notes are registered from time to time on the books and records of the Company.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "ISSUE PRICE" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is issued as set forth on the face of the Note.

                  "KNOWLEDGE OF THE COMPANY" OR "COMPANY'S KNOWLEDGE" means the best knowledge of each of the following individuals: John K. Crawford, Thompson
S. Dent, N. Carolyn Forehand, Joseph C. Hutts, Derril W. Reeves, Fred W. Ewing, Oliver V. Rogers, Glen N. Marconcini, Herbert A. Fritch and W. Carl Whitmer.

                  "LIEN" means any mortgage, pledge, encumbrance, security interest, conditional sale or other title retention agreement or other similar lien or encumbrance.

                  "MAJORITY HOLDERS" means the holder or holders of at least a majority of the aggregate unpaid principal amount of the Notes at the time outstanding.

                  "MARKET PRICE" means the average of the daily Sale Prices of the Common Stock for the 10 Trading Days period ending on (if the third Business Day prior to the applicable date in question is a Trading Day or, if not, then on the last Trading Day prior to) the third Business Day prior to the applicable date in question, appropriately adjusted to take into account the occurrence during the period commencing on the first of such Trading Days during such 10 Trading Day period and ending on such date in question any event that would result in an adjustment of the Conversion Rate with respect to the Common Stock.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL AGREEMENTS" mean any indenture, mortgage, deed of trust, bank loan or credit agreement, or any other "material contract" of the Company (as such term is defined in Regulation 601(b)(10) of Regulation S-K of the Commission).

                  "MATERIAL ADVERSE EFFECT" means any change in or effect on that is materially adverse to (A) the business, operations, properties, condition (financial or other), prospects, assets or liabilities of the Company and its Subsidiaries taken as a whole (including any change in any Requirement of Law applicable to the business of the Company or its Subsidiaries), (B) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents or (C) the legality, validity or enforceability of this Agreement or the other Transaction Documents, excluding any changes and effects resulting from changes in economic or political conditions or changes and effects previously disclosed in the Company SEC Reports or in the Schedules hereto.

                  "MAXIMUM AMOUNT" means the sum of (i) the number of shares of Common Stock beneficially owned by the Investors as of the date of this Agreement (before giving effect to the transactions contemplated hereby), (ii) the number of shares of Common Stock issuable from time to time upon conversion of the Notes and (iii) during a period of six months from the Closing Date, the number of shares of Common Stock that the Investors may purchase in accordance with the provisions of Section 6.6.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NON-PAYMENT EVENT OF DEFAULT" means a default on the Senior Indebtedness of which the Company has received notice (other than a Payment Event of Default) that occurs and is continuing and that permits the holders of Senior Indebtedness to accelerate the maturity of such Senior Indebtedness.

                  "NOTES" has the meaning specified in Section 1.1.

                  "NOTE REGISTER" has the meaning specified in Section 11.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OPTIONS" has the meaning specified in Section 7.7B.

                  "ORDER" means any written order, writ, injunction, decree, judgment, award, penalty, determination, direction or demand.

                  "ORIGINAL ISSUE DISCOUNT" of any Note means the difference between the Issue Price and the Principal Amount at Final Maturity of the Note as set forth on the face of the Note.

                  "PAYMENT EVENT OF DEFAULT" means a default in the payment of principal of (or premium, if any), or interest on Senior Indebtedness beyond any applicable grace period with respect thereto.

                  "PERMITTED ACQUISITIONS" has the meaning specified in Section 6.6A.

                  "PERSON" or "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, a joint-stock company, an unincorporated organization and a Governmental Body.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PRINCIPAL", "PRINCIPAL AMOUNT" or "PRINCIPAL" of any Note, means the principal of the security, including any accrued Original Issue Discount on the Note.

                  "PURCHASE DATE" has the meaning specified in Section 7.4A.

                  "PURCHASE NOTICE" has the meaning specified in Section 7.4A.

                  "PURCHASE PRICE" has the meaning specified in Section 7.4A.

                  "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Voting Stock have the right to receive any cash, securities or other property or in which the Voting Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "REDEMPTION DATE" means the date fixed for such redemption by or pursuant to this Agreement.

                  "REDEMPTION PRICE" means the price at which the Notes are to be redeemed pursuant to this Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in
Section 4.9.

                  "REQUIREMENT OF LAW" means, as to any Person, each law, rule or regulation, including Environmental Laws and ERISA, or Order, decree or other determination of an arbitrator or a court or other Governmental Body applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RIGHTS AGREEMENT" means the Rights Agreement, dated as of February 18, 1994, between the Company and First Union National Bank of North Carolina, as rights agent.

                  "SALE PRICE" of the Common Stock on any date means the average of the high and low per share sale price (or if no sale prices are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions reported on the principal United States securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

                  "SECURITIES" means the Notes or the shares of Common Stock issuable upon conversion of the Notes.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "SENIOR INDEBTEDNESS" means (a) the principal of and premium, if any, and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, whether or not constituting an allowed claim in any such proceedings) on the following, whether presently outstanding or hereafter incurred or created: all indebtedness or obligations of the Company for money borrowed (other than that evidenced by the Notes) or assets acquired and which is evidenced by a note, bond, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business) including securities, (b) all obligations constituting Bank Debt (as defined in the Existing Indenture)(including without limitation principal, interest, fees and expenses); (c) all obligations of the
Company: (i) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (ii) under interest rate swaps, caps, collars, options and similar arrangements, and (iii) under any foreign exchange contact, currency swap agreement, futures contract, currency option contract, or other foreign currency hedge; (d) all obligations for the payment of money relating to a capitalized lease obligation; (e) any liabilities of others described in the preceding clauses (a), (b), (c) and (d) which the Company has guaranteed or which are otherwise its legal liability; and (f) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee. Notwithstanding anything to the contrary in this Agreement or the Notes, "SENIOR INDEBTEDNESS" shall not include (v) the Existing Convertible Debentures, (w) subordinated indebtedness previously issued in connection with clinic acquisitions, (x) future clinic acquisition subordinated indebtedness of the Company, provided that such subordinated indebtedness by its terms or the terms of the instrument creating or evidencing it expressly provides that such subordinated indebtedness shall not be senior in right of payment to the Securities, (y) any indebtedness of the Company to a Subsidiary except to the extent any such indebtedness is pledged by such Subsidiary as security for any Bank Debt, or (z) any indebtedness or guarantee of the Company which by its terms or the terms of the instrument creating or evidencing it is not superior in right of payment to the Notes. The Notes will rank pari passu with the Existing Subordinated Debentures and any subordinated indebtedness of the Company previously issued in connection with clinic acquisitions.

                  "SIGNIFICANT SUBSIDIARY" has the meaning specified in Regulation 1-02(w) of Regulation S-X of the Commission.

                  "SUBJECT SECURITIES" has the meaning specified in Section
6.7B.

                  "SUBSIDIARY" of any Person means any corporation or other entity a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Company.

                  "TAKEOVER STATUTE" shall mean any corporate takeover provision under laws of the State of Tennessee except any health maintenance organization or insurance change of control statute.

                  "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Notes and the Registration Rights Agreement.

                  "TRANSFER" means any sale, transfer or other disposition.

                  "TRANSFEROR" has the meaning specified in Section 6.7A.

                  "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  "WP" has the meaning specified in Section 6.5.

8.2.     ACCOUNTING TERMS.

                  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP consistently applied. Except as otherwise expressly provided, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

9.       EVENTS OF DEFAULT; REMEDIES.

9.1.     EVENTS OF DEFAULT; ACCELERATION OF MATURITY AND RESCISSION.

                  If any of the following Events of Default (each an "EVENT OF DEFAULT") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  A. a default by the Company in the payment of the Principal (including accrued Original Issue Discount), Redemption Price, Purchase Price, or Change in Control Purchase Price due with respect to the Notes;

                  B. a default by the Company or any Subsidiary with respect to its obligation to pay indebtedness for borrowed money (other than indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, indebtedness aggregating more than $10 million;

                  C. a material failure to perform any other covenant or warranty of the Company herein or in the Notes, which continues for 30 days after written notice from any Holder;

                  D. final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Subsidiaries of an amount (to the extent not covered by insurance) in excess of $10 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; or

                  E. the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) admit in writing its inability to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under any law relating to bankruptcy, insolvency or reorganization, (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (6) fail to controvert in a timely or appropriate manner (but within 30 days in any event), or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency or reorganization; or

                  F. a proceeding or case shall be commenced against the Company, without the application or consent of the Company in any court of competent jurisdiction seeking (1) its liquidation, reorganization, dissolution or winding up, or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, encumbrancer or the like of it or of all or any substantial part of its assets or (3) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under any law relating to bankruptcy, insolvency or reorganization against the Company;

then (i) upon the occurrence of any Event of Default described in Subsection E or F, the unpaid principal amount of all Notes, together with the interest accrued thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, or (ii) upon the occurrence and during the continuance of any other Event of Default, the holders of at least 25% of the Principal Amount of the Notes at the time may, by written notice to the Company, declare the Principal Amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

                  The provisions of this Section 9.1 are subject, however, to the condition that if, at any time after any Note shall have become declared due and payable, the Company shall pay all arrears of interest on the Notes and all payments on account of the principal of and premium (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on such principal, premium (if any) and, to the extent permitted by law, on overdue payments of interest, at the respective rates specified in the Notes with respect to overdue payments) and an additional amount sufficient to reimburse the holders of the Notes for the reasonable costs and expenses incurred in connection with any such declaration, and all Events of Default (other than nonpayment of principal of, premium, if any, and accrued interest on Notes due and payable solely by virtue of acceleration) shall be remedied or waived, then, and in every such case, the Majority Holders, by written notice to the Company, may rescind and annul any such acceleration of Notes and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

9.2.     SUITS FOR ENFORCEMENT.

                  If any Event of Default shall have occurred and be continuing, the holder of any of the Notes may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or in the other Transaction Documents, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holder of such Note.

                  The Company covenants that, if default shall be made in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement or the other Transaction Documents, the Company will pay to each holder of Notes such further amounts, to the extent lawful, as shall be sufficient to pay all costs and expenses of collection or of otherwise enforcing such holder's rights under this Agreement or the other Transaction Documents, including counsel fees.

9.3.     REMEDIES CUMULATIVE.

                  No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9.4.     REMEDIES NOT WAIVED.

                  No course of dealing between the Company and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any other Transaction Document in respect of such Note shall operate as a waiver of any of your rights or the rights of any holder of such Note.

10.      SUBORDINATION OF NOTES.

10.1.    SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  A. The Company covenants and agrees, and each Investor likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 10; and each Holder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  B. The payment of the Principal Amount and the premium, if any, on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the indefeasible prior payment in full, in cash, of all Senior Indebtedness, whether outstanding at the date of this Agreement or thereafter created, incurred, assumed or guaranteed.

10.2. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC., OF THE COMPANY.

                  Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise), then in such event:

                  (a) all Senior Indebtedness (including principal thereof, interest thereon and fees and expenses relating thereto) shall first be paid in full, in cash, or have provision made for such payment in a manner reasonably satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the Principal Amount or premium, if any, of the Notes;

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Section 10, with respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding), to which the Holders would be entitled except for the provisions of this Section 10, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Notes, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and fees and expenses relating to the

Senior Indebtedness held or represented by each for application to payment of all Senior Indebtedness on a pro rata basis according to the outstanding amount of Senior Indebtedness (including interest, fees and expenses), to the extent necessary to pay all Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 10, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Section 10, with respect to the Notes, to the payment in full, in cash, of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the Holders before all Senior Indebtedness is paid in full, in cash, or provision made for their payment in a manner reasonably satisfactory to the holders of Senior Indebtedness, such payment or distribution (subject to the provisions of Sections 10.6 and 10.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered to the holders of Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and fees and expenses relating to the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid on a pro rata basis according to the outstanding amount of Senior Indebtedness (including interest, fees and expenses), to the extent necessary to pay all Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

10.3. HOLDERS OF NOTES TO BE SUBROGATED TO RIGHT OF HOLDERS OF SENIOR INDEBTEDNESS.

                  Subject to the prior payment in full, in cash, of all Senior Indebtedness then due, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Principal Amount of the Notes shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Section 10, and no payment pursuant to the provisions of this Section 10 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Section 10 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

10.4.    OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

                  Nothing contained in this Section 10 or elsewhere in this Agreement or in any Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal Amount on the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Agreement, subject to the rights, if any, under this Section 10 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

10.5.    COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO NOTES IN CERTAIN
         CIRCUMSTANCES.

                  A. Upon the occurrence of a Payment Event of Default, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, in cash, or provision made therefor in a manner reasonably satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of premium, if any, or interest on the Notes and shall not repurchase, redeem or otherwise retire any Notes (collectively, "PAY THE SECURITIES").

                  B. Unless Section 10.2 shall be applicable, upon (i) the occurrence of a Non-Payment Event of Default and (ii) receipt by the Company from the representative of the holders of Senior Indebtedness to which the Non-payment Event of Default applies of written notice of such occurrence, then the Company shall not Pay the Securities for a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the earlier of the date of receipt by the Company of such notice from such representative and ending on the earlier of (subject to any blockage of payments that may then be in effect under Section 10.5A) (x) the date 180 days after such date, (y) the date such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the representative of the holders of the Senior Indebtedness initiating such Payment Blockage Period, after which, in case of clause (x), (y) or (z), as the case may be, the Company shall resume making any and all required payments. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness the holders of which initiated such Payment Blockage Period shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

                  C. In the event that, notwithstanding the foregoing provisions of this Section 10.5, any payment on account of Principal Amount on the Notes shall be made by or on behalf of the Company and received by any Holder after the happening of a default under any Senior Indebtedness, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full in cash, or provision made therefor or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 10.6 and 10.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee of trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

10.6. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless or any knowledge thereof which any such holder may modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Agreement or the Holders. No provision in any amendment to this Agreement which affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

10.7.    SECTION 10 NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of Principal Amount on the Notes by reason of any provision in this Section 10 shall not be construed as preventing the occurrence of any Event of Default under Section 9.

11. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; RESTRICTIVE LEGENDS TRANSFER RESTRICTIONS.

                  The Company will keep at the Company's principal office, or at such other office or agency in the United States as the Company may from time to time designate in writing to the holders of the Notes, a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes.

                  Whenever a Note shall be surrendered either at such office of the Company or at the place of payment named in such Note, for transfer or exchange, within 5 Business Days thereafter the Company will execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the aggregate unpaid principal amount as the series and unpaid principal amount of the Note so surrendered. Each such new Note shall be payable to such Person as such holder may request. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the holder requesting the exchange.

                  The Company and any agent of the Company may deem and treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of the principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and the Company shall not be affected by notice to the contrary.

                  The certificates evidencing the Notes and any shares of Common Stock issuable upon conversion of the Notes shall bear at the time of issuance a legend in substantially the following form:

                  "This security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and this security may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and laws and the respective rules and regulations thereunder. The transferability of this security is also subject to restrictions contained in a Securities Purchase Agreement which agreement the Company will furnish to the holder of this security upon request."

12.      LOST, ETC., NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter the Company will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon or dated the date of the lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. The Company acknowledges that each Investors unsecured agreement of indemnity shall be deemed satisfactory to the Company.

13.      AMENDMENT AND WAIVER.

                  A. Any provision of this Agreement or the other Transaction Documents may, with the consent of the Company, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Holders, provided that

                  (1) no such amendment or waiver shall

                      (a) change the rate or time of payment of interest on any
                  of the Notes, change the number or the method of calculating the number of shares of Common Stock that may be purchased upon conversion of any Note or the Conversion Rate in respect of such Common Stock, without the consent of the Holder of each Note so affected,

                      (b) modify any of the provisions of this Agreement with
                  respect to the payment or prepayment or purchase of Notes, or change the percentage of the principal amount of the Notes the holders of which are required with respect to any such amendment or to effectuate any such waiver, or to accelerate any Note or Notes, without the consent of the holders of all of the Notes then outstanding, and

                  (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

                  B. Any amendment or waiver pursuant to Section 13A above shall apply equally to all of the Holders of the Notes and shall be binding upon them, upon each future holder of any such Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

                  C. For purposes of determining whether the Holders of outstanding Notes of the requisite percentage of unpaid principal amount at any time have taken any action authorized by this Section or otherwise by this Agreement, any Notes owned by the Company, any Subsidiary or any Affiliate of the Company shall be deemed not outstanding.

14.      TERMINATION.

                  A. This Agreement may be terminated by (i) mutual consent of the parties, (ii) the Investors, if any of the conditions set forth in Section 4 become incapable of being satisfied or (iii) by the Company, if any of the conditions set forth in Section 5 become incapable of being satisfied.

                  B. In the event of any termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of the Investors or the Company, except that nothing herein shall relieve any party from liability for the breach of this Agreement, other than as provided in Section 14C.

                  C. If this Agreement is terminated by the Investors pursuant to Section 14A, as a result of the condition set forth in Section 4.1 being incapable of being satisfied due to a breach by the Company of a representation or warranty made as of the date of this Agreement, the Company shall, within five Business Days of the date of such termination, pay the Investors $5,000,000 (the "TERMINATION FEE"), which payment shall be payable by wire transfer to an account specified by the Investors. Upon such payment by the Company, the Investors shall have no further rights or claims against the Company arising out of any breach of such representation or warranty, it being understood that the Termination Fee is intended to be the sole and exclusive remedy available to the Investors for such breach. The Termination Fee is intended to compensate the Investors for their estimated fees and expenses incurred in connection with the transactions contemplated hereby and shall not be construed or interpreted to be a penalty.

15.      PAYMENTS.

                  Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, so long as any Investor shall be the holder of any Note, the Company shall pay all amounts which become due and payable on such Note by wire or electronic funds transfer of immediately available funds to each Investor at it address set forth in Schedule I on the date any such amounts become due, or at such other place in the United States and in such other manner as each Investor may designate by notice to the Company, without presentation or surrender of such Note.

16.      CERTAIN TAXES.

                  The Company agrees to pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement or the other Transaction Documents (but not the transfer of any Note) or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents and will save the Investors and all subsequent Holders harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section 16 shall survive the payment or conversion of the Notes.

17.      MISCELLANEOUS.

17.1.    EXPENSES.

                  Each of the parties hereto shall pay its own expenses in connection with the transactions contemplated hereby, including the fees and disbursements of counsel.

17.2.    RELIANCE ON AND SURVIVAL OF REPRESENTATIONS.

                  All agreements, representations and warranties of the Company or any Subsidiary contained herein and in any certificates or other instruments delivered pursuant to this Agreement shall (A) be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (B) shall survive the execution and delivery of this Agreement and the delivery of the Notes to you, and shall continue in effect so long as any Note is outstanding and thereafter as provided herein.

17.3.    SUCCESSORS AND ASSIGNS.

                  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its permitted successors and assigns hereunder and the Investors and their permitted successors and assigns.

17.4.    COMMUNICATIONS.

                  Except as otherwise specifically provided herein, all notices and other communications provided for in this Agreement shall be in writing and shall be sent by confirmed facsimile transmission (hard copy to be sent by overnight mail on the date of such transmission) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt)

                  A. if to the Company, at the address set forth at the beginning of this Agreement, to the attention of its General Counsel, or at such other address as the Company may hereafter designate by notice to you and to each other Holder at the time outstanding,

                  B. if to an Investor, at its address as set forth in Schedule I or at such other address as it may hereafter designate by notice to the Company, or

                  C. if to any other Holder, at the address of such Holder as it appears on the Note Register.

                  Any notice or other communication herein provided to be given to the Holders shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on Schedule I or the Note Register, as the case may be.

17.5.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                  A. The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  B. The Company consents to process being served in any suit, action or proceeding of the nature referred to in Subsection A above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 17.4 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

                  C. Nothing in this Section 17.5 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  D. THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

17.6.    INDEMNIFICATION.

                  The Company agrees, to the fullest extent permitted by applicable law, to indemnify, exonerate and hold you and each of your officers, directors, employees and agents (collectively the "INDEMNITEES" and individually an "INDEMNITEE") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively the "INDEMNIFIED LIABILITIES") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, any breach of any representation or warranty of the Company contained herein. The obligations of the Company under this Section 17.6 shall survive payment or conversion of the Notes.

17.7.    GOVERNING LAW.

                  This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

17.8.    HEADINGS.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

17.9.    COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Agreement shall become a binding agreement between each of the Investors and the Company.

                                 Very truly yours,


                                 PHYCOR, INC.


                                 By /s/ Joseph C. Hutts
                                    --------------------------------------------
                                    Title: Chairman and CEO


The foregoing Agreement is
hereby accepted as of the
date first above written:


WARBURG, PINCUS EQUITY PARTNERS, L.P.


By: Warburg, Pincus & Co.,
    ---------------------------------
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------




WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.


By: Warburg, Pincus & Co.,
    ---------------------------------
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.


By: Warburg, Pincus & Co.,
    ---------------------------------
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.


By: Warburg, Pincus & Co.,
    ---------------------------------
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------

For purposes of Section 6.5 only:


WARBURG, PINCUS & CO.


By: /s/ Joel Ackerman
    ---------------------------------

                                   SCHEDULE I

                               NAMES OF INVESTORS

                                                                 PRINCIPAL AMOUNT
NAME AND ADDRESS OF INVESTOR                                    AT FINAL MATURITY
----------------------------                                    -----------------
Warburg, Pincus Equity Partners, L.P.                            $382,206,726.09
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Warburg, Pincus Netherlands Equity Partners I, C.V.              $ 12,133,546.86
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Warburg, Pincus Netherlands Equity Partners II, C.V.             $  8,089,031.24
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Warburg, Pincus Netherlands Equity Partners III, C.V.            $  2,022,257.81
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Total                                                            $404,451,562

                                  SCHEDULE 6.3


Joel Ackerman

Patrick T. Hackett

Rodman W. Moorhead III

John L. Vogelstein

                                  AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT

         This Amendment dated August 23, 1999 (the "Amendment") is an amendment to the Securities Purchase Agreement dated as of June 15, 1999 (the "Agreement") by and among PhyCor, Inc., a Tennessee corporation (the "Company"), and the Investors whose names appear on the signature pages to the Agreement.

         WHEREAS, the parties have entered the Agreement;

         WHEREAS, the parties hereby agree to amend the Agreement as stated herein; and

         WHEREAS, the parties wish to set forth their understanding in respect to the terms and conditions relating to the Amendment.

         NOW THEREFORE, in consideration of the provisions hereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Authorization; Conversion of Notes into Common Stock; Etc. The first sentence of Section 1.1 is deleted in its entirety and replaced with the following:

            The Company has duly authorized the issue and sale of Series A Zero Coupon Convertible Subordinated Notes due 2014 (the "SERIES A NOTES") and Series B Zero Coupon Convertible Subordinated Notes (the "SERIES B NOTES"), each such Note to be substantially in the form of Exhibit A attached hereto.

         2. Purchase and Sale of Notes; the Closing. Section 1.2 is deleted in its entirety and replaced with the following:

            1.2. PURCHASE AND SALE OF SERIES A NOTES; THE CLOSING.

            Subject to the terms and conditions hereof, the Company hereby agrees to sell to each Investor, and each Investor agrees to purchase from the Company, Series A Notes in the aggregate Principal Amount at Final Maturity as set forth opposite such Investor's name in Schedule I attached hereto. Each Series A Note will be issued at an issue price of $375.39 per $1,000 Principal Amount at Final Maturity. The closing of such purchase shall be held at 10:00 A.M., New York time, on September 3, 1999 provided all the conditions set forth in Sections 4 and 5 hereto are satisfied or have been waived, or on such later Business Day as may be agreed to by you and the Company (the "CLOSING DATE"), at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219.

                  On the Closing Date, the Company will deliver to each Investor one or more Series A Notes, dated the Closing Date and registered in such Investor's name or in the name of one or more of such Investor's nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by the Investors, all as the Investors may specify by timely notice to the Company (or, in the absence of such notice, one Series A Note registered in each Investor's name), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Series A Notes, such delivery to be by wire transfer to such account as the Company may direct in writing.

         3. Purchase and Sale of Series B Notes; Series B Closing; Shareholder Approval. Section 1.3 shall be inserted in the Agreement and shall read as follows:

            1.3. PURCHASE AND SALE OF SERIES B NOTES; SERIES B CLOSING; SHAREHOLDER APPROVAL.

            A. Subject to the terms and conditions hereof, unless otherwise mutually agreed by the parties, the Company shall sell to each Investor, and each Investor agrees to purchase from the Company, Series B Notes up to the aggregate Principal Amount at Final Maturity as set forth opposite such Investor's name in Schedule II attached hereto. Each Note will be issued at an issue price of $375.39 per $1,000 Principal Amount at Final Maturity. The closing of such purchase shall be held at 10:00 A.M., New York time, on the third Business Day following the receipt of shareholder approval of the Series B Transaction, provided all the conditions set forth in Sections 4 and 5 hereto are satisfied or have been waived, or on such later Business Day as may be agreed to by you and the Company (each, a "SERIES B CLOSING DATE") at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219.

            B. On the Series B Closing Date, the Company will deliver to each Investor one or more Notes, dated the Series B Closing Date and registered in such Investor's name or in the name of one or more of such Investor's nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by the Investors, all as the Investors may specify by timely notice to the Company (or, in the absence of such notice, one Series B Note registered in each Investor's name), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Series B Notes, such delivery to be by wire transfer to such account as the Company may direct in writing.

            C. Subject to the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereto, upon approval of the Series B Transaction (as defined in Section 6.16) by the shareholders of the Company, unless otherwise agreed by the parties, the Company shall sell all of the Series B Notes to the Investors, and the Investors shall be obligated to purchase the

         Series B Notes from the Company. In the event the shareholders of the Company fail to approve the Series B Transaction, the Company shall have no obligation to sell the Series B Notes to the Investors, and the Investors shall have no obligation or right to purchase Series B Notes from the Company.

         4. Use of Proceeds. The first sentence of Section 6.4 is deleted in its entirety and replaced with the following:

            The Company will use the proceeds of the issuance of the Notes to repay existing debt, to repurchase shares of Common Stock and for general corporate purposes; provided, however, that any repurchases of shares of Common Stock hereunder (i) will be approved by the Board of Directors, (ii) will be made in compliance with all applicable law,
         (iii) will be made within 12 months of the Special Meeting and (iv) will not exceed $10,000,000 in the aggregate and, in the event of a Series B Closing Date, will not exceed the sum of $10,000,000 plus aggregate proceeds to the Company from the sale of Series B Notes; and provided further that nothing herein shall prohibit, restrict or otherwise limit the Company's ability to effect its $75,000,000 securities repurchase program previously adopted by the Company as long as such securities repurchase program is completed within 24 months of the later of (a) the Closing Date and (b) the Series B Closing Date.

         5. Additional Purchases of Common Stock. Sections 6.6A and 6.6B shall be deleted in their entirety and replaced with the following:

            6.6. ADDITIONAL PURCHASES OF COMMON STOCK.

            In the event the Company and the Investors mutually determine that the Company shall sell less than all of the Series B Notes or the Series B Transaction is not approved by the Company's shareholders at the Special Meeting, the Investors may acquire additional shares of Common Stock in open-market purchases or otherwise ("PERMITTED ACQUISITIONS") provided that (i) the Permitted Acquisitions are made no later than six months after such determination or the Special Meeting,
         (ii) the number of shares of Common Stock acquired pursuant to this
         Section 6.6 shall not exceed the product of (a) 15,000,000 (subject to appropriate adjustment for any stock split or similar event) multiplied by (b) one minus the quotient of the aggregate Principal Amount at Final Maturity of Series B Notes sold to the Investors divided by $266,389,621, (iii) the aggregate consideration for such Permitted Acquisitions does not exceed the difference between $100,000,000 and the original issue discount value of the aggregate principal amount of the Series B Notes sold by the Company to the Investors and (iv) the Maximum Amount shall not exceed that number of shares which is equal to 46% of the sum of the then outstanding Common Stock plus the number of shares issuable upon conversion of the issued and outstanding Notes.

         6. Covenants. Sections 6.16 and 6.17 shall be inserted in the Agreement and shall read as follows:

            6.16. SHAREHOLDERS' MEETING.

            The Company covenants and agrees that (i) its Board of Directors will, as soon as reasonably practicable after the Closing Date, call a special meeting of its shareholders (the "SPECIAL MEETING") to consider and vote upon the sale of Series B Notes pursuant to the terms of this Agreement (the "SERIES B TRANSACTION") and (ii) its Board of Directors will duly recommend to the Company's shareholders that the Series B Transaction and the transaction contemplated thereby be approved unless the Board of Directors determines in good faith, after consultation with and based upon the advice of its financial and legal advisors, that such a recommendation would constitute a breach of its fiduciary duties.

            6.17. PROXY STATEMENT.

            The Company covenants that the information with respect to the Company, its officers and directors and its subsidiaries contained in the definitive proxy material that will be distributed to the Company's shareholders in connection with the Special Meeting (the "PROXY STATEMENT") will not, and the Investors and WP covenant that the information supplied by the Investors and WP and their representatives for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading subject to the terms and conditions herein provided. The Company further agrees to file with the Commission as soon as practicable after the Closing Date the Proxy Statement with respect to the Special Meeting to consider approval of the Series B Transaction, use its best efforts to resolve as promptly as practicable any comments of the staff of the Commission to such Proxy Statement and promptly thereafter mail the Proxy Statement to its shareholders. The Proxy Statement shall conform, at the date of mailing, as to form in all material respects with applicable requirements of the Exchange Act, or any regulation or rule issued thereunder.

         7. General Terms of Notes. (a) The second sentence of Section 7.1A shall be deleted in its entirety and replaced with the following sentences:

         The aggregate Principal Amount at Final Maturity of the Series A Notes to be issued hereunder is $266,389,621. The aggregate Principal Amount at Final Maturity of the Series B Notes that may be issued hereunder is $266,389,621.

         (b) Section 7.1C is hereby deleted in its entirety and replaced with the following:

            C. The Notes shall be issued at an Issue Price of $375.39 per $1,000 Principal Amount at Final Maturity. There shall be no periodic payments of interest on the Notes. The calculation of the accrual of Original Issue Discount in the period during which each Note remains outstanding shall be on an annual basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence, with respect to the Series A Notes, on the Closing Date and, with respect to the Series B Notes, on each Series B Closing Date. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a Note, Original Issue Discount, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Agreement and the Notes.

         8. Purchase of Notes at the Option of the Holder. The introductory clause of Section 7.4A is deleted in its entirety and replaced with the following:

            A. General. On the tenth anniversary of the Closing Date with respect to the Series A Notes and each Series B Closing Date with respect to the Series B Notes (the "PURCHASE DATE"), at the purchase price specified in paragraph 6 of the Notes (the "PURCHASE PRICE"), a Holder of Notes shall have the option to require the Company to purchase any outstanding Notes held by such Holder, upon:

         9. Adjustments to Conversion Rate. Section 7.7F is deleted in its entirety and replaced with the following:

            A. In the event the litigation referred to in Schedule 7.7 (the "SUBJECT LITIGATION") is settled by the Company or a final judgment is entered against the Company or the Company otherwise is liable to make payments and the Adjustment Amount (as defined below) is greater than zero, then the Conversion Rate shall be adjusted to the Conversion Rate obtained by dividing $375.39 by the New Factor. For purposes hereof, the "NEW FACTOR" shall be equal to the difference between (x) the quotient obtained by dividing $375.39 by the Conversion Rate in effect immediately prior to the adjustment and (y) the Adjustment Factor. For purposes hereof, the "Adjustment Factor" shall equal the product of (A) the "Note Factor", which is the quotient of (i) Adjustment Amount divided by (ii) the sum of (a) 76,292,550 and (b) the number of shares then issuable upon conversion of the issued and outstanding Notes (the "Conversion Shares") times (B) the "Stock Factor" which is the sum of
         (i) one plus (ii) the quotient of (1) the Permitted Acquisitions divided by (2) the Conversion Shares. "ADJUSTMENT AMOUNT" is equal to the difference between (x) the after-tax costs of all payments (whether pursuant to indemnification arrangements or otherwise), which payments shall include the fees and expenses (including direct and out-of-pocket costs associated with the purchase of supplemental insurance policies) payable by the Company with respect to the Subject Litigation, and (y) an amount equal to the sum of (i) $10 million on a pre-tax basis and
         (ii) the dollar amount of any benefits to the Company pursuant to any supplemental insurance policies.

         10. Definitions. (a) The following definitions shall be added to
Section 8.1 where appropriate:

             "Conversion Shares" has the meaning specified in Section 7.7F.

             "Note Factor" has the meaning specified in Section 7.7F.

             "Proxy Statement" has the meaning specified in Section 6.17.

             "Series A Notes" has the meaning specified in Section 1.1.

             "Series B Notes" has the meaning specified in Section 1.1.

             "Series B Closing Date" has the meaning specified in Section 1.3.

             "Series B Transaction" has the meaning specified in Section 6.16.

             "Special Meeting" has the meaning specified in Section 6.16.

             "Stock Factor" has the meaning specified in Section 7.7F.

         (b) Clause (iii) of the definition of "Maximum Amount" shall be deleted in its entirety and replaced with the following:

             (iii) during a period of six months from the earlier of (a) the date the Company and the Investors mutually determine to sell less than all the Series B Notes or (b) the date of the Special Meeting at which the shareholders fail to approve the Series B Transaction, the number of shares of Common Stock that the Investors may purchase in accordance with the provisions of Section 6.6.

         (c) The definition of Permitted Acquisitions shall be deleted in its entirety and replaced with the following:

             "Permitted Acquisitions" has the meaning specified in Section 6.6.

         (d) The definition of Adjustment Threshold shall be deleted in its entirety and replaced with the following:

             "Adjustment Amount" has the meaning specified in Section 7.7.

         (e) The definition of Special Adjustment Event shall be deleted in its entirety.

         11. Expenses. Section 17.1 is deleted in its entirety and replaced with the following:

                  The Company shall pay up to $2,000,000 of the Investors' expenses in connection with the transactions contemplated hereby, including the fees and disbursements of counsel, provided such fees are reasonable and the Investors submit verification of such expenses. With the exception of the foregoing sentence, each of the parties hereto shall pay its own expenses.

         12. Amendment and Ratification. The parties agree that the Agreement is hereby amended in accordance with the foregoing provisions of this Amendment. The parties agree that the Agreement, as amended as provided herein, shall remain in full force and effect.

         13. Defined Terms. Capitalized terms used in this Amendment shall have the same meanings as in the Agreement unless otherwise defined herein.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment to the Agreement as of the date first above written.

                                      PHYCOR, INC.

                                      By /s/ Joseph C. Hutts
                                         ---------------------------------------
                                         Title: Chairman of the Board


Warburg, Pincus Equity Partners, L.P.

By: Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
    --------------------------------


Warburg, Pincus NETHERLANDS Equity Partners I, C.V.

By: Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
    --------------------------------

Warburg, Pincus NETHERLANDS Equity Partners II, C.V.

By: Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
    --------------------------------

Warburg, Pincus NETHERLANDS Equity Partners III, C.V.

By: Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
    --------------------------------

For purposes of Section 6.5 only:

WARBURG, PINCUS & CO.

By: /s/ Joel Ackerman
    --------------------------------

                                                                      APPENDIX B


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER. THE TRANSFERABILITY OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN A SECURITIES PURCHASE AGREEMENT WHICH AGREEMENT THE COMPANY WILL FURNISH TO THE HOLDER OF THIS SECURITY UPON REQUEST.

                                  PHYCOR, INC.

          SERIES B ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE _____

No. 1

Issue Date: ___________, 1999                           Original Issue Discount:  $624.61
Issue Price: $375.39                                    (for each $1,000 Principal Amount at Final Maturity)
(for each $1,000 Principal Amount at Final Maturity)

                  PhyCor, Inc., a Tennessee corporation, promises to pay to ___________________ or registered assigns, on ______________, ____ the Principal
Amount of _______________________________________________ Dollars ($__________).

                  This Note shall not bear periodic interest. Original Issue Discount shall accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

                  Additional provisions of this Note are set forth on the other side of this Note.

                  IN WITNESS WHEREOF, PhyCor, Inc. has caused this instrument to be duly executed under its corporate seal.

                                    PHYCOR, INC.

                                    By:
                                        ----------------------------------------
                                    Title: Chairman and Chief Executive Officer

                                    Attest:

                                    By:
                                        ----------------------------------------
                                    Title: Chief Financial Officer

[SEAL]

Dated: ______________, 1999

                                  PHYCOR, INC.

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE _______

1.       INTEREST

                  This Note shall not bear periodic interest, except that if the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 9 of the Securities Purchase Agreement, dated as of June 15, 1999, as amended August 23, 1999, between the Company and the Investors identified therein (the "AGREEMENT"), upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Final Maturity of this Note), then in each such case the overdue amount shall bear interest at the rate of 10.0% per annum, compounded annually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                  The Original Issue Discount (the difference between the Issue Price and the Principal Amount at Final Maturity of the Note) in the period during which a Note remains outstanding, shall accrue at 6.75% per annum, on an annual basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Note.

2.       METHOD OF PAYMENT

                  Subject to the terms and conditions of the Agreement, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Change in Control Purchase Date, as the case may be. Holders must surrender Notes to the Company to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       PAYING AGENT, CONVERSION AGENT AND REGISTRAR

                  The Company may appoint and change any paying agent, conversion agent, registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as paying agent, conversion agent, registrar or co-registrar.

4.       SECURITIES PURCHASE AGREEMENT

                  The Notes were issued pursuant to the Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Agreement. The Notes are subject to all the terms of the Agreement, and Holders are referred to the Agreement for a statement of those terms.

                  The Notes are general unsecured obligations of the Company limited to $__________ aggregate Principal Amount at Final Maturity. The Agreement does not limit other indebtedness (secured or unsecured) of the Company.

5.       REDEMPTION AT THE OPTION OF THE COMPANY

                  No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that (i) the Notes are not redeemable by the Company prior to ______________, and (ii) after _____________ and prior to _____________, the Notes are not redeemable by the Company unless the Closing Price for the Common Stock for a period of 10 consecutive Trading Days commencing 20 Trading Days before the date of the Company's notice pursuant to Section 7.2 of the Agreement in respect of such prepayment was at least 150% of the Conversion Price then in effect. For purposes hereof, the term "Conversion Price" shall mean the Issue Price divided by the Conversion Rate then in effect.

                  The table below shows Redemption Prices of a Note per $1,000 Principal Amount on the dates shown below and at Final Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to but excluding the actual Redemption Date.

                                 (1)                  (2)                 (3)
                                                Accrued Original       Redemption
                                 Note            Issue Discount           Price
 Redemption Date              Issue Price           at 6.75%            (1) + (2)
 ___________, 2002              $375.39             $ 81.26             $ 456.65
 ___________, 2003              $375.39              112.09               487.48
 ___________, 2004              $375.39              144.99               520.38
 ___________, 2005              $375.39              180.12               555.51
 ___________, 2006              $375.39              217.61               593.00
 ___________, 2007              $375.39              257.64               633.03
 ___________, 2008              $375.39              300.37               675.76
 ___________, 2009              $375.39              345.99               721.38
 ___________, 2010              $375.39              394.68               770.07
 ___________, 2011              $375.39              446.66               822.05
 ___________, 2012              $375.39              502.15               877.54
 ___________, 2013              $375.39              561.38               936.77
 At Final Maturity              $375.39              624.61             1,000.00

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

                  (a) Subject to the terms and conditions of the Agreement, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Date and at the following Purchase Price per $1,000 Principal Amount at Final Maturity, upon delivery of a Purchase Notice containing the information set forth in the Agreement, from the opening of business on the date that is 20 Business Days prior to the Business Day prior to the Purchase Date until the close of business on the Purchase Date and upon delivery of the Notes to the Company by the Holder as set forth in the Agreement. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof. In the event the Company elects to purchase Notes with cash, the Company may defer payment for a period of up to 90 days following the Purchase Date (the date on which such deferred payment is made is herein referred to as the "DEFERRED PURCHASE DATE"), in which case Original Issue Discount shall continue to accrue through the Deferred Purchase Date.

Purchase Date                                                    Purchase Price
-------------                                                    --------------
                                                                    $ 721.38
-----------, ------

                  Notes in denominations larger than $1,000 of Principal Amount at Final Maturity may be purchased in part, but only in multiples of $1,000 of Principal Amount at Final Maturity.

                  (b) If a Change in Control shall occur at any time prior to the Final Maturity Date, each Holder of Notes shall have the right, at such Holder's option and subject to the terms and conditions of the Agreement, to require the Company to purchase such Holder's Notes on the Business Day that is 35 days after the date of the Change in Control for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. Notes in denominations larger than $1,000 of Principal Amount at Final Maturity may be redeemed in part in connection with a Change in Control, but only in multiples of $1,000 of Principal Amount at Final Maturity.

                  (c) Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Company of a written notice of withdrawal in accordance with the provisions of the Agreement.

                  (d) If cash sufficient to pay a Change in Control Purchase Price or cash (and/or Common Stock if permitted under the Agreement) sufficient to pay a Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is paid or delivered to the Holder following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender or such Notes).

7.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

                  Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Notes (or portions thereof) to be purchased is paid or delivered to the Holder prior to or on the Redemption Date, then, immediately after such Redemption Date, Original Issue Discount shall cease to accrue on such Notes (or portions thereof). Notes in denominations larger than $1,000 Principal Amount at Final Maturity may be redeemed in part but only in multiples of $1,000 or Principal Amount at Final Maturity.

8.       RANKING

                  The Notes shall be direct, unsecured obligations of the Company and shall be subordinated to all Senior Indebtedness of the Company to the extent set forth in the Agreement.

9.       CONVERSION

                  Subject to the next two succeeding sentences, a Holder of a Note may convert this Note for Common Stock of the Company at any time on or before the close of business on __________, _____. If this Note is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note or to purchase such Note in the event of a Change in Control may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Agreement.

                  The initial Conversion Rate is 56.280 shares of Common Stock per $1,000 Principal Amount at Final Maturity, subject to adjustment in certain events described in the Agreement. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

                  To convert this Note a Holder must (1) complete and manually sign the conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company at the office maintained by the Company for such purpose, (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company and (4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of this Note if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Agreement. On conversion of this Note, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Note being converted pursuant to the terms hereof.

10.      DENOMINATIONS; TRANSFER; EXCHANGE

                  The Notes are in registered form, without coupons, in denominations of $1,000 of Principal Amount at Final Maturity and multiplies of $1,000. A Holder may transfer or convert Notes in accordance with the Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement. The Company need not transfer or exchange any Notes selected for redemption (except, in the case of a Notes to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

11.      PERSONS DEEMED OWNERS

                  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.      AMENDMENT; WAIVER

                  Subject to certain exceptions set forth in the Agreement, (i) the Agreement may be amended with the written consent of the Majority Holders and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Majority Holders.

13.      DEFAULTS AND REMEDIES

                  Under the Agreement, Events of Default include (i) a default by the Company in the payment of any principal (including accrued Original Issue Discount), Redemption Price, Purchase Price, or Change in Control Purchase Price due with respect to the Notes; (ii) a default by the Company or any Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $10 million; (iii) a failure to perform any other covenant or warranty of the Company herein or in the Agreement, which continues for 30 days after written notice as provided in the Agreement; (iv) final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Subsidiaries of an amount (to the extent not covered by insurance) in excess of $10 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and (v) any event described in Sections 9.1E or 9.1F of the Agreement with respect to the Company or any of its Subsidiaries. If an Event of Default occurs and is continuing, the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the Issue Price and accrued Original Issue Discount of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

14.      NO RECOURSE AGAINST OTHERS

                  A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.      GOVERNING LAW

                  The Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Agreement. Requests may be made to:

                  PhyCor, Inc.
                  30 Burton Hills Boulevard
                  Suite 400
                  Nashville, TN 37215
                  Attn: General Counsel

                                CONVERSION NOTICE

To: PhyCor, Inc.

                  The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, for shares of Common Stock of PhyCor, Inc. in accordance with the terms of the Agreement referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

                  This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

  Dated:

                                                --------------------------------


                                                --------------------------------
                                                          Signature(s)

Fill in for registration of
shares if to be delivered,
and Notes if to be issued
other than to and in the
name of registered holder:


------------------------------
(Name)                                          Principal Amount at Final
                                                Maturity to be converted (if
                                                less than all):
------------------------------
(Street Address)                                $__,000


------------------------------
(City, state and zip code)                      --------------------------------
                                                Social Security or Other
Please print name and address                   Taxpayer Number

                  CHANGE IN CONTROL PURCHASE NOTICE

To: PHYCOR, INC.

                  The undersigned registered holder of this Note hereby acknowledges receipt of a notice from PhyCor, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, in accordance with the terms of the Agreement referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

                                                --------------------------------
                                                          Signature(s)

Fill in for registration of
shares if to be delivered,
and Notes if to be issued
other than to and in the
name of registered holder:


------------------------------
(Name)                                          Principal Amount at Final
                                                Maturity to be converted (if
                                                less than all):
------------------------------
(Street Address)                                $__,000


------------------------------
(City, state and zip code)                      --------------------------------
                                                Social Security or Other
Please print name and address                   Taxpayer Number

                                   ASSIGNMENT

                  For value received __________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                                             -----------------------------------
                                                          Signature(s)

                                             Signature(s) must be guaranteed by
                                             a commercial bank or trust company
                                             or a member firm of a major stock
                                             exchange if shares of Common Stock
                                             are to be issued, or Notes to be
                                             delivered, other than to or in the
                                             name of the registered holder.


                                             -----------------------------------
                                                      Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                      APPENDIX C


                                                                  CONFORMED COPY

                                  PHYCOR, INC.

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of September 3, 1999, among the investors listed on Schedule I hereto (the "INVESTORS") and PhyCor, Inc., a Tennessee corporation (the "COMPANY").

                                 R E C I T A L S

                  WHEREAS, the Investors have, pursuant to the terms of the Securities Purchase Agreement, dated as of June 15, 1999, as amended by the Amendment to Securities Purchase Agreement, dated as of August 23, 1999, by and among the Company and the Investors (the "PURCHASE AGREEMENT"), agreed to purchase the Company's Zero Coupon Convertible Subordinated Notes due 2014 (the "NOTES"); and

                  WHEREAS, the Notes are convertible into shares of Common Stock, no par value, of the Company; and

                  WHEREAS, the Company has agreed, as a condition precedent to the Investors' obligations under the Purchase Agreement, to grant the Investors certain registration rights; and

                  WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

                  1.       DEFINITIONS

         As used in this Agreement, the following terms have the respective meaning set forth below:

                  Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

                  Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

                  Holder: shall mean any holder of Registrable Securities as of the date hereof and any Permitted Transferee;

                  Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

                  Permitted Transferee: shall mean any Person to whom at least 2,000,000 shares of Common Stock (or Notes convertible into such number of shares) are transferred from any Holder in accordance with, and without violating the terms and conditions of, the Purchase Agreement, who in each case, agrees in writing to be bound by all obligations of Holders contained herein.

                  Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

                  register, registered and registration: shall mean to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  Registrable Securities: shall mean (A) shares of Common Stock issuable upon conversion of the Notes, (B) any additional shares of Common Stock acquired by the Investors and (C) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares Common Stock referred to in clause (A) or (B);

                  Registration Expenses: shall mean all expenses incurred by the Company in compliance with Sections 2(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders (in an amount not to exceed $15,000) which shall initially be Willkie Farr & Gallagher, but which may, upon written notice to the Company by the Investors be another nationally recognized law firm experienced in securities law matters, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

                  Security, Securities: shall have the meaning set forth in
Section 2(1) of the Securities Act;

                  Securities Act: shall mean the Securities Act of 1933, as amended; and

                  Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000.

                  2.       REGISTRATION RIGHTS

                           (a)  Requested Registration.

                           (i) Request for Registration. If the Company shall receive from an Initiating Holder at any time after 180 days from the date hereof a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company , subject to the provisions of Sections 2(a)(i)(B) and 2(e) below, will:

                               (A) promptly give written notice of the proposed
                  registration, qualification or compliance to all other Holders; and

                               (B) as soon as reasonably practicable, use its
                  reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after the Holders receive written notice from the Company under
                  Section 2(a)(i)(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                                    (w) within 180 days of the effective date of
                  any registration statement; provided that the Holders were entitled to include Registrable Securities in such registration pursuant to Section 2(b);

                                    (x) In any particular jurisdiction in which
                  the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                    (y) After the Company has effected two (2)
                  such registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective; or

                                    (z) If the Registrable Securities requested
                  by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $30,000,000 as determined by the Company in good faith and with reasonableness in active consultation with the Investors and the investment bankers and other financial advisors and each of the Company and the Investors (as applicable).

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company existing on or after the date hereof, are entitled to include their securities in any such registration ("OTHER STOCKHOLDERS").

                  The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any Permitted Transferee.

                           (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a).

                  If Other Stockholders request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Initiating Holders. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  (b) Incidental Registration.

                      (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration on Form S-8 or S-4 or any equivalent form then in effect, or any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                           (A) promptly give to each of the Holders a written
                  notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (B) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                      (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the

         Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the securities of the Company held by the Holders shall be excluded from such registration to the extent so required by such limitation. The Company shall so advise all holders of securities requesting registration. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) Management of Offerings. Any registration and related offering shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) (which selection shall be reasonably acceptable to the Initiating Holders in the case of registrations under Section 2(a)) for such offering, and shall in consultation with the managing underwriter(s) have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering, counsel to the Company, and all other administrative matters related to the registration and related offering.

                  (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, the Holders and Other Stockholders requesting registration may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares so included in the registration request, or on such other basis as such Holders and Other Stockholders may agree), in which case such registration shall not be counted as a registration pursuant to Section 2(a)(i)(B)(y).

                  (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                           (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(h) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

                           (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

                           (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                           (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, upon written request by the underwriters if such securities are being sold through underwriters or, subject to applicable rules and guidelines under the Securities Act if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in comparable underwritten public offerings, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in comparable underwritten public offerings, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

                  (f) Company Blackouts. Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of the Holders of the Registrable Securities to make sales pursuant to any registration statement otherwise required to be prepared, filed and kept effective by it under this Agreement; provided, however, that (1) the duration of such postponement or suspension may not exceed 90 days after the date of the determination of the Board referred to in the next sentence and (2) the Company shall be entitled to only one such postponement or suspension in any 365-day period. Such postponement or suspension may only be effected if the Board determines in good faith that the filing or effectiveness of, or sales pursuant to, such registration statement would have or cause a materially adverse impact or effect on the Company or the market perception of the Company, materially impede, delay or interfere with any significant financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. If the Company shall so postpone the filing or effectiveness of, or suspend the rights of the Holders of the Registrable Securities to make sales pursuant to, a registration statement, it shall, as promptly as possible, notify the Holders of the Registrable Securities of such determination and the Holders of the Registrable Securities shall (y) have the right, in the case of a postponement of the filing or effectiveness of a registration statement to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 2(f)(i) hereof equal to the number of days of the suspension.

                  (g) Indemnification.

                  (i) In the event of a registration of any Registrable Securities pursuant to this Agreement, the Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person who controls each of the Holders within the meaning of the Securities Act, with respect to each registration which has been effected pursuant to this
Section 2 (but, in the case of an underwriter or a controlling person of an underwriter, only if such underwriter indemnifies the persons mentioned in subdivision (ii) of this Section 2(g) hereof in a manner set forth therein), against all claims, losses, damages and liabilities (or actions in respect thereof) caused by any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such persons in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                  (iii) Each party entitled to indemnification under this
Section 2(g) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (iv) If the indemnification provided for in this Section 2(g) is held by a court of competent jurisdiction (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (h) Information by the Holders. Each of the Holders holding securities included in any registration shall promptly furnish to the Company any and all information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as may be required to be disclosed in connection with any registration, qualification or compliance referred to in this Section 2 in order to make any information previously furnished to the Company by such Holders not misleading and any other information regarding such Holders and the distribution of such Holders' securities as may be required to be disclosed in connection with such registration. Any sale of securities by any Holder in connection with any registration, qualification or compliance referred to in this Section 2 shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus or other applicable document delivered by such Holder in connection with such disposition and does not include any untrue statement of a material fact or omit to state a material fact required to be sated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (i) Rule 144 Reporting.

                  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                           (i) cause public information with respect to the Company to be available as those terms are understood and defined in Rule 144 under the Securities Act ("RULE 144");

                           (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                           (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  (j) "Market Stand-off" Agreement. Each of the Holders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all executive officers and directors of the Company enter into similar agreements.

                  If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 2(j) shall be binding upon any transferee who acquires Registrable Securities.

                  (k) Termination. The registration rights set forth in this
Section 2 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)).

                  3.  MISCELLANEOUS

                  (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such State.

                  (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  (d) Notices.

                      (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                          (A) if to the Company, to PhyCor, Inc., 30 Burton
                  Hills Boulevard, Suite 400, Nashville, Tennessee 37215,
                  Attention: General Counsel, facsimile: (615) 665-8122, or at such other address as it may have furnished in writing to the Investors;

                          (B) if to the Investors, at the address or facsimile
                  number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished the Company in writing.

                      (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings, whether written or oral, among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of the then outstanding Registrable Securities.

                  (h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                  PHYCOR, INC.


                                  By: /s/ Joseph C. Hutts
                                      ------------------------------------------
                                      Name:  Joseph C. Hutts
                                      Title: Chief Executive Officer


                                  INVESTORS:

                                  WARBURG, PINCUS EQUITY PARTNERS, L.P.


                                  By: Warburg, Pincus & Co.,
                                        General Partner


                                  By: /s/ Joel Ackerman
                                      ------------------------------------------
                                      Name:  Joel Ackerman
                                      Title: Partner


                                  WARBURG, PINCUS NETHERLANDS EQUITY
                                     PARTNERS I, C.V.


                                  By: Warburg, Pincus & Co.,
                                        General Partner


                                  By: /s/ Joel Ackerman
                                      ------------------------------------------
                                      Name:  Joel Ackerman
                                      Title: Partner


                                  WARBURG, PINCUS NETHERLANDS EQUITY
                                     PARTNERS II, C.V.


                                  By: Warburg, Pincus & Co.,
                                        General Partner


                                  By: /s/ Joel Ackerman
                                      ------------------------------------------
                                      Name:  Joel Ackerman
                                      Title: Partner


                                  WARBURG, PINCUS NETHERLANDS EQUITY
                                     PARTNERS III, C.V.


                                  By: Warburg, Pincus & Co.,
                                        General Partner


                                  By: /s/ Joel Ackerman
                                      ------------------------------------------
                                      Name:  Joel Ackerman
                                      Title: Partner

                                   SCHEDULE I

                               NAMES OF INVESTORS

NAME AND ADDRESS OF INVESTOR

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Warburg, Pincus Netherlands Equity Partners I, C.V..
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Warburg, Pincus Netherlands Equity Partners II, C.V.
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

Warburg, Pincus Netherlands Equity Partners III, C.V.
466 Lexington Avenue
New York, NY 10017
Attention: Patrick T. Hackett
Fax: 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner
Fax: 212-728-8111

                                                                       EXHIBIT D


                                September 2, 1999

Board of Directors
PhyCor, Inc.
30 Burton Hills Boulevard
Suite 400
Nashville, Tennessee

Attention:   Joseph C. Hutts
             Chairman of the Board and Chief Executive Officer

Gentlemen:

         PhyCor, Inc. (the "Company") proposes to enter into a Securities Purchase Agreement (the "Agreement") with Warburg, Pincus Equity Partners, L.P. and certain of its affiliates (collectively, "Warburg") pursuant to which Warburg will agree to purchase, subject to certain conditions specified in the Agreement, Zero Coupon Convertible Subordinated Notes due 2014 of the Company (the "Notes") for an aggregate purchase price of $200,000,000 (the "Purchase"). We understand that the Company and Warburg also propose to enter into a registration rights agreement (the "Registration Rights Agreement") with respect to the Company Common Stock, no par value (the "Common Stock"), issuable upon conversion of the Notes as contemplated by the Agreement.

         You have asked us whether, in our opinion, the proposed consideration to be paid to the Company in the Purchase is fair to the Company from a financial point of view.

         In arriving at the opinion set forth below, we have, among other things:

         1. Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1999 and June 30, 1999;

         2. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company furnished to us by the Company;

         3. Conducted discussions with members of senior management of the Company concerning its business and prospects;

         4. Reviewed the historical market prices and trading activity for the Company and compared them with those of certain publicly traded companies which we deemed to be reasonably similar to the Company;

Board of Directors
September 2, 1999
Page 2

         5. Compared the proposed financial terms of the Purchase with the financial terms of certain other transactions which we deemed to be relevant;

         6. Considered certain pro forma financial effects of the Purchase;

         7. Reviewed the Agreement dated June 15, 1999 and the amendment to the Agreement dated August 23, 1999;


         8.       Reviewed the Registration Rights Agreement dated June 15,
                  1999; and

         9. Reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as we deemed necessary.

         In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and we have not independently verified such information or undertaken an independent appraisal of the assets or liabilities of the Company. With respect to the financial forecasts furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

         In the ordinary course of our trading, brokerage and financing activities, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in equity securities of the Company.

         We have acted as financial advisor to the Board of Directors of the Company in connection with the Purchase and will receive a fee for our services upon the closing of the Purchase.

         It is understood that this letter has been prepared solely for the confidential use of the Board of Directors of the Company in connection with its consideration of the Purchase and will not be reproduced, summarized, described or referred to or given to any other person without Merrill Lynch's prior consent.

         On the basis of, and subject to the foregoing, we are of the opinion that the proposed consideration to be paid to the Company pursuant to the Purchase is fair to the Company from a financial point of view.


                                         Very truly yours,



                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED

                                   APPENDIX E
                                  PHYCOR, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                            ___________________, 1999
                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF PHYCOR, INC.

         The undersigned hereby appoints Joseph C. Hutts and Thompson S. Dent, or either of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, no par value per share, of PhyCor, Inc. ("PhyCor") owned by the undersigned at the special meeting of shareholders of PhyCor to be held at ___________________ __________________________, Nashville, Tennessee on _______________, 1999, at
10:00 a.m., Central Time, and any adjournment of the special meeting on the following matter as indicated below and such other business as may properly come before the meeting:

          1. To approve the issuance of $266,389,621 aggregate principal amount at final maturity of PhyCor's Series B Zero Coupon Convertible Subordinated Notes due 2014 to Warburg, Pincus Equity Partners, L.P. and certain affiliated entities (the "Investors") pursuant to a Securities Purchase Agreement dated June 15, 1999, as amended August 23, 1999, between PhyCor and the Investors.


                           FOR [ ]   AGAINST [ ]     ABSTAIN [ ]
                   (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)


          2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the special meeting.

(CONTINUED FROM OTHER SIDE)

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any holder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item. Discretionary authority and votes against the Notes Proposal will not be used to vote in favor of adjournment.



         Receipt of the Proxy Statement dated ______________, 1999, is hereby acknowledged.


                                Dated: __________, 1999


                                _________________________________________
                                Signature(s)

                                (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each shareholder should sign.)


             PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE
                   ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.